                                                                    EXHIBIT 10.4

                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

                                    CONTENTS
                                    --------
                                                                           Page
                                                                           ----

ARTICLE I.     ASSETS TO BE PURCHASED......................................   2
     Section 1.1.  Description of Assets...................................   2
     Section 1.2.  Excluded Assets.........................................   4
     Section 1.3.  Non-Assignment of Certain Property......................   5

ARTICLE II.    ASSUMPTION OF CERTAIN OBLIGATIONS...........................   6
     Section 2.1.  Assumed Liabilities.....................................   6
     Section 2.2.  Retained Liabilities....................................   6

ARTICLE III.   PURCHASE PRICE..............................................   8
     Section 3.1.  Consideration...........................................   8
     Section 3.2.  Adjustment to Purchase Price Payments...................   8
     Section 3.3.  Proration; Additional Purchase Price
                    Adjustment.............................................  10
     Section 3.4.  Purchase Price Allocation...............................  11

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES..............................  11
     Section 4.1...........................................................  11
          (a)  Corporate Existence.........................................  11
          (b)  Authorization; Validity.....................................  11
          (c)  Litigation..................................................  12
          (d)  No Breach of Statute or Contract............................  12
          (e)  Brokers.....................................................  12
          (f)  No Material Adverse Change..................................  12
     Section 4.2...........................................................  13
          (a)  Corporate Organization......................................  13
          (b)  Authorization; Validity.....................................  13
          (c)  Litigation..................................................  13
          (d)  No Breach of Statute or Contract............................  13
          (e)  Financial Statements........................................  14
          (f)  Absence of Certain Changes and Events.......................  14
          (g)  Taxes.......................................................  16
          (h)  Proprietary Rights..........................................  17
          (i)  Insurance...................................................  17
          (j)  Compliance with Laws........................................  18
          (k)  Environmental and Safety Laws...............................  18
          (l)  Permits.....................................................  19
          (m)  Brokers.....................................................  20
          (n)  Employee Benefit Plans......................................  20
          (o)  Labor and Employment Matters................................  21
          (p)  Title to Property...........................................  21
          (q)  Title to Real Property......................................  21
          (r)  Real Property...............................................  21
          (s)  Personal Property...........................................  23
          (t)  Contracts and Commitments...................................  23
          (u)  Accounts Receivable.........................................  24
          (v)  Inventories.................................................  24
          (w)  Intentionally Omitted.......................................  24
          (x)  Sufficiency of Property.....................................  24

          (y)  Working Capital.............................................  24
          (z)  Disclosure..................................................  24
          (aa) Product Warranty............................................  25
          (bb) Customers...................................................  25
          (cc) Product Liability...........................................  25
          (dd) Absence of Undisclosed Liabilities..........................  25
          (ee) Real Property Leases........................................  25
          (ff) Renewal of Representations and Warranties...................  26

ARTICLE V.     COVENANTS...................................................  26
     Section 5.1.  Employees...............................................  26
     Section 5.2.  Access to Property; Environmental
                    Inspection.............................................  26
     Section 5.3.  Conduct of Business Prior to Closing....................  27
     Section 5.4.  Further Assurances......................................  28
     Section 5.5.  Announcements...........................................  28
     Section 5.6.  Consents................................................  29
     Section 5.7.  Additional Agreements...................................  29
     Section 5.8.  HSR Act.................................................  29
     Section 5.9.  Real Property...........................................  30
     Section 5.10.  Best Efforts...........................................  31
     Section 5.11.  Covington Facility Employees...........................  31
     Section 5.12.  Audited Financial Statements...........................  31
     Section 5.13.  Certain Solon Facility Equipment.......................  32
     Section 5.14.  Collection of Accounts Receivable......................  32
     Section 5.15.  Seller's Purchase Orders and
                     Commitments...........................................  32
     Section 5.16.  COBRA Benefits.........................................  32
     Section 5.17.  Labor Matters..........................................  32
     Section 5.18.  Welfare Plans..........................................  33
     Section 5.20.  Employees and Compensation.............................  33

ARTICLE VI.    CLOSING.....................................................  33
     Section 6.1.  Closing.................................................  33
     Section 6.2.  Deliveries by Seller....................................  34
     Section 6.3.  Deliveries by Buyer.....................................  35

ARTICLE VII.   CONDITIONS PRECEDENT TO OBLIGATIONS.........................  36
     Section 7.1.  Conditions to Obligations of Buyer and
                    BWAY...................................................  36
          (a)  Representations and Warranties..............................  36
          (b)  Performance of Agreement....................................  36
          (c)  Certificate.................................................  36
          (d)  Hart-Scott-Rodino Compliance................................  37
          (e)  Title Policies..............................................  37
          (f)  Employees...................................................  37
          (g)  No Injunction...............................................  37
          (h)  Material Adverse Change.....................................  37
          (i)  Consents and Approvals......................................  37
          (j)  Interviews..................................................  37
          (k)  Flood Plain.................................................  37

     Section 7.2.  Conditions to Obligations of Seller and
                    Crown..................................................  37
          (a)  Representations and Warranties..............................  38
          (b)  Performance of Agreement....................................  38
          (c)  Certificate.................................................  38
          (d)  Hart-Scott-Rodino Compliance................................  38
          (e)  Labor Matters...............................................  38

ARTICLE VIII.  INDEMNIFICATION.............................................  38
     Section 8.1.  Survival of Representations, Warranties
                    and Agreements.........................................  38
     Section 8.2.  Indemnification.........................................  39
     Section 8.3.  Limitations on Indemnification by Seller
                    and Crown..............................................  40
     Section 8.4.  Limitations on Indemnification by Buyer
                    and BWAY...............................................  41
     Section 8.5.  Exclusive Remedy of Buyer...............................  41
     Section 8.6.  Procedure for Indemnification with
                    Respect to Third-Party Claims..........................  42
     Section 8.7.  Procedure For Indemnification with
                    Respect to Non-Third-Party Claims......................  43

ARTICLE IX.    TERMINATION.................................................  44
     Section 9.1.  Termination by Either Party.............................  44
     Section 9.2.  Effect of Termination...................................  44

ARTICLE X.     MISCELLANEOUS PROVISIONS....................................  44
     Section 10.1.  Definitions............................................  44
     Section 10.2.  Cooperation............................................  49
     Section 10.3.  Certain Taxes..........................................  49
     Section 10.4.  Cooperation on Tax Matters.............................  49
     Section 10.5.  Notice.................................................  50
     Section 10.6.  Entire Agreement.......................................  51
     Section 10.7.  Binding Effect; Assignment.............................  51
     Section 10.8.  Captions...............................................  51
     Section 10.9.  Expenses of Transaction................................  51
     Section 10.10.  Waiver; Consent.......................................  51
     Section 10.11.  No Third-Party Beneficiaries..........................  52
     Section 10.12.  Counterparts..........................................  52
     Section 10.13.  Gender................................................  52
     Section 10.14.  Severability..........................................  52
     Section 10.15.  Governing Law.........................................  52

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 29, 1996, is among BROCKWAY STANDARD, INC., a Delaware corporation ("Buyer") and/or its designee(s), BWAY CORPORATION, a Delaware corporation ("BWAY"), VAN DORN COMPANY, an Ohio corporation ("Seller"), and CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation ("Crown").


                             PRELIMINARY STATEMENT
                             ---------------------

          Seller operates an unincorporated division known as the "Davies Can Division," which division is engaged in the business of manufacturing metal paint, oblong and certain other cans or containers (and components thereto), the income relating to which is reflected in the Unaudited Financial Statements (as defined in Section 4.2(e)) (the "Business"); provided, however, that the Business shall not include certain Excluded Assets (as defined in Section 1.1). Buyer desires to purchase and Seller desires to sell all of the assets and certain of the liabilities of the Business on the terms and subject to the conditions set forth in this Agreement.

          In connection with the sale and purchase of the Property, Buyer and Seller also desire to enter into (a) a sales agency agreement pursuant to which Buyer will appoint Seller's Canadian affiliate, Crown Cork & Seal Canada, Inc. ("Crown Canada"), as Buyer's exclusive agent to market certain products in Canada, (b) a sales agency agreement pursuant to which Seller will appoint Buyer as Seller's exclusive agent to market certain products in the United States; (c) a supply agreement, pursuant to which Buyer will supply certain component products to Crown Canada; (d) a short term lease agreement, pursuant to which Buyer will lease Seller's facility located in Covington, Georgia (the "Covington Facility"); (e) a transitional services agreement, pursuant to which Seller will provide to Buyer certain transitional operational services; and (f) a noncompete agreement relating to the activities in Canada and the United States of Crown Canada and Buyer and their respective affiliates.

          An index of defined terms is set forth in Section 10.1 of this Agreement.

          In consideration of the foregoing statements and recitals and the representations, warranties, agreements and covenants contained in this Agreement, Buyer and Seller hereby agree as follows:

                      ARTICLE I.  ASSETS TO BE PURCHASED
                      ---------   ----------------------

          Section 1.1.  Description of Assets.  Upon the terms and subject to
          -----------   ---------------------
the conditions set forth in this Agreement, Seller and Crown shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller and Crown, all right, title and interest of Seller and/or Crown in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal (in each case except for the Excluded Assets, as defined in Section 1.2) (i) owned, held or leased by Seller and used in or held for use in the Business from and after March 31, 1995, (ii) owned, held or leased by Crown and used primarily in or held for use in the Business from and after March 31, 1995, or (iii) owned, held or leased by Seller or Crown and located on the premises (including, without limitation, the leased warehouse facilities in Solon and Louisville) of the Business (which assets will include but not be limited to all assets located on the premises of the Business on the date of Buyer's plant visits during the week ended February 16, 1996 (the "Walk Through Date")), in each case free and clear of all liens, charges, encumbrances and restriction of whatever nature (other than Permitted Liens and Permitted Encumbrances (each as hereinafter defined), as applicable) (the "Property"), including, without limitation, the following:

          (a) The real property located in Solon, Ohio (the "Solon Facility") and in York, Pennsylvania (the "York Facility"), in each case as more particularly described on SCHEDULE 1.1(a), along with all appurtenant easements,
                          ---------------
rights, rights-of-way, hereditament and other privileges appertaining or relating thereto and all buildings, fixtures, installations, wiring, cable and improvements located thereon and therein (collectively, the "Real Property");

          (b) The leases, subleases, licenses, concessions or other agreements for the use or occupation of real property and improvements listed on SCHEDULE
                                                                      --------
1.1(b), along with all appurtenant rights, easements and privileges appertaining
- - ------
or relating thereto and all buildings, leasehold improvements, property, plant and fixtures (the "Real Property Leases");

          (c) All machinery, equipment, tooling, parts, molds, dies, furniture, stores, office supplies, testing or office equipment, production or other supplies, computer equipment (including all owned hardware, software and terminals) spare parts and other tangible personal property of any kind (the "Personal Property");

          (d) All raw materials, component parts, packaging materials, work-in-process and finished goods inventory and other inventory located on the Real Property or the premises covered by the Real Property Leases or held on consignment by a third party (the "Inventory");

          (e) The permits, franchises, licenses, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body (to the extent the same are transferable) listed on
SCHEDULE 1.1(e) (the "Permits");
- - ---------------

          (f) All patents and pending patent applications, inventions, processes, trade secrets, confidential information, proprietary knowledge, know-how, trademarks, service marks, trade names (including without limitation all of Seller's interest in and right to the "Davies" name and mark), copyrights, owned computer software, copyrightable works and other proprietary rights, whether or not patented or registered;

          (g) The leases or licenses of equipment (including computer equipment), computer software, machinery, vehicles or other tangible or intangible personal property listed on SCHEDULE 1.1(g) (the "Personal Property
                                       ---------------
Leases"), including, without limitation, any warranties or guaranties relating to the personal property leased or licensed pursuant thereto;

          (h) The contracts, agreements, executory commitments, instruments, arrangements and understandings, whether oral or written, listed or described on
SCHEDULE 1.1(h), all warranties and guarantees for the Personal Property and all
- - ---------------
outstanding purchase and sales orders entered into in the ordinary course of the Business pursuant to arm's length negotiations (provided that purchase and sale orders with affiliates of Seller will only be included to the extent described on SCHEDULE 1.1(h)) (collectively, the "Contracts"), and the proceeds received
   ---------------
under any insurance policies held by Crown or Seller for casualty losses to the extent relating to the Property incurred on or prior to the Closing Date;

          (i) All accounts receivable and notes receivable, deposits and prepaid expenses of Seller relating to the Business, other than receivables owing to Seller from Seller's parent company, Crown, or any of Crown's affiliates;

          (j)  All of the automobiles and other vehicles listed on  SCHEDULE
                                                                    --------
1.1(j) (the "Vehicles"), together with all related certificates of title
- - ------
properly endorsed by Seller to Buyer;

          (k) All lists, records and other information pertaining to accounts and referral sources; all advertising and marketing materials; all lists and records pertaining to suppliers and customers; and all studies, plans, books, ledgers, files and business records of every kind relating to the Business (including all financial, business and marketing plans and information), in each case whether evidenced in writing or stored electronically;

          (l) The United Coatings Contract (as defined in Section 10.1), but only to the extent described in SCHEDULE 1.1(l);
                                ---------------

          (m) The contracts, agreements, execution commitments, instruments, arrangements and understandings, whether oral or written (other than the Contracts), the terms of which are disclosed by Seller to Buyer or discovered by Buyer after the date of this Agreement ("Discovered Contract"), but only to the extent that Buyer agrees to assume any such Discovered Contract in writing within thirty (30) days following receipt by Buyer from Seller of a copy of any such Discovered Contract or a description of such terms (the "Designated Contracts");

          (n) All of Seller's right, title and interest in and to indemnity claims and causes of action of the Business against any party which relate specifically to the Property but not the Retained Liabilities (as defined in Section 2.2), including, without limitation, claims against suppliers of the Business for defective merchandise;

          (o) All telephone, telex and telecopy numbers for the Solon Facility, the York Facility and the Covington Facility; and

          (p)  All goodwill as a going concern.

          Each reference in this Agreement to an Exhibit or Schedule shall mean an Exhibit or Schedule attached to this Agreement and incorporated into this Agreement by such reference.

          Section 1.2.  Excluded Assets.  Notwithstanding the foregoing, the
          -----------   ---------------
following properties, assets and rights (the "Excluded Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Property:

          (a)  all cash and cash equivalents;

          (b) Tax (as defined in Section 10.1) returns and supporting schedules, documents and records;

          (c) Inventory sold or scrapped by Seller from and after March 31, 1995 through the Closing Date in the ordinary course of business and any inventory consisting of "buff-plate" steel (all of which shall be removed from the premises of the Business prior to the Closing Date);

          (d) any asset, the fair market value of which was $5,000 or less and that was scrapped, transferred or sold in the ordinary course of business from March 31, 1995 through the Walk-Through Date and assets scrapped, transferred or sold since the Walk-Through Date, the fair market value of which in the aggregate does not exceed $5,000;

          (e) any asset, the fair market value of which was greater than $5,000 that was scrapped, transferred or sold in the ordinary course of the Business from March 31, 1995 until the Walk-Through Date, as set forth on SCHEDULE
                                                                 --------
1.2(e);
- - ------

          (f) Seller's rights under or pursuant to this Agreement and the Schedules and Exhibits attached hereto;

          (g) all assets, rights or properties relating exclusively to (i) Seller's aerosol can business and (ii) the Adcraft graphics services business;

          (h) the patents, technology and know-how for the "Trim-Rim" paint business and the equipment relating exclusively to the "Trim Rim" paint business;

          (i) leases for trucks and trailers used by Seller or Crown in the Business;

          (j) all other assets and properties of Seller specifically listed or described on SCHEDULE 1.2(j);
             ---------------

          (k) all insurance policies naming Seller as either beneficiary or owner, except as described in Section 1.1(h); and

          (l) all Discovered Contracts that do not become Designated Contracts.

          Section 1.3.  Non-Assignment of Certain Property.  To the extent that
          -----------   ----------------------------------
the assignment hereunder of any of the Assumed Contracts (as defined in Section 10.1), Real Property Leases, Personal Property Leases or Permits shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use its reasonable efforts to obtain the consent of such other party to an assignment to Buyer. If such consent is not obtained, Seller shall notify Buyer in writing and cooperate with Buyer (except with respect to the PPG Contract (as defined in Section 10.1) and the United Coatings Contract) in any reasonable arrangement designed to provide for Buyer the benefits of any such Assumed Contract, Real Property Lease, Personal Property Lease or Permit including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Seller against any other person with respect to any such Assumed Contract, Real Property Lease, Personal Property Lease or Permit; provided, however, that Seller shall not be obligated to participate in any such arrangement that would involve the payment of money by Seller to Buyer, BWAY or any third party.

                ARTICLE II.  ASSUMPTION OF CERTAIN OBLIGATIONS
                ----------   ---------------------------------

          Section 2.1.  Assumed Liabilities.  Buyer will not assume any
          -----------   -------------------
liabilities of Seller, Crown or the Business except to the extent specifically set forth below. Subject to the conditions set forth in this Agreement and as additional consideration for the Property, Buyer shall assume on the Closing Date only the following liabilities and obligations of Seller and/or Crown (collectively, the "Assumed Liabilities");

          (a) all liabilities and obligations arising under the Assumed Contracts, Real Property Leases, Personal Property Leases or Permits transferred by Seller to Buyer (or the benefits of which are provided to Buyer in accordance with Section 1.3) to the extent that such liabilities and obligations arise or are required to be performed after the Closing Date; provided that Buyer shall not assume any obligations or liabilities for any breach, violation or noncompliance thereunder existing on or relating to the period on or prior to the Closing Date;

          (b) all accounts payable of Seller relating to, and incurred in the ordinary course of, the Business that are reflected on the books and records of Seller as of the Closing Date, but only to the extent included in the calculation of Closing Date Working Capital (the "Accounts Payable"); and

          (c) all liabilities and obligations of the Business but only to the extent caused by or resulting from Buyer's operation of the Business after the Closing Date, including, without limitation, any product liability, product warranty or infringement claim and any related claim or litigation with respect to any products of the Business that are finally assembled after the Closing Date, provided that Buyer shall not assume any tort violation or non-compliance with any law, permit or regulation relating to or caused by the operation or condition of the Business on or prior to the Closing Date.

          Section 2.2.  Retained Liabilities.  Notwithstanding anything to the
          -----------   --------------------
contrary in this Agreement, Buyer shall not assume or in any way become liable for any of Seller's or Crown's, and Seller and Crown shall remain solely responsible for all of Seller's and Crown's (or any of their respective affiliates') debts, liabilities or obligations of any nature whatsoever other than the Assumed Liabilities, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due after the Closing Date, whether related to the Business or the Property and whether disclosed on the Schedules attached hereto, and regardless of when or by whom asserted, to the extent relating to, caused by or resulting from Seller's, Crown's or any of their respective predecessors' ownership or operation of the Business including, without limitation (collectively, the "Retained Liabilities"):

          (a) any and all of Seller's or Crown's liabilities or obligations under this Agreement and the Schedules and Exhibits attached hereto;

          (b) any and all of Seller's or Crown's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys' and brokerage fees), other than the Accounting Fees;

          (c) any and all liability or obligation of Seller or Crown for Taxes (as defined in Section 4.2(g)), including any liability or obligation of Seller or Crown in respect of any Taxes (including all liabilities relating to Taxes arising as a result of Seller or Crown at any time being a member of an affiliated group (as defined in Section 1504(a) of the Code)) or which are imposed on or measured by the income or operations of Seller or Crown for any period;

          (d) any and all liability or obligation under or with respect to any Employee Benefit Plan or any other employee benefit plan (including, without limitation, any multi-employer plan), program, policy or arrangement presently or formerly maintained or contributed to by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which Seller or Crown is or was a member, or with respect to which Seller, Crown or such controlled group member has any liability (specifically including without limitation, any such plan, program policy or arrangement contained in the Collective Bargaining Agreement (as defined in Schedule 10.1));

          (e) any and all liabilities or obligations with respect to any products that were finally assembled on or prior to the Closing Date, including product liability, product warranties, and/or infringement claims and any related claims and litigation arising prior to, on or after the Closing Date;

          (f) any and all liabilities or obligations, whenever arising, relating to any legal action, investigation, proceeding or claim arising out of or in connection with the condition or status of the Business or the Properties on or prior to the Closing or the ownership or operation of the Business or the Properties by Seller, Crown or their respective predecessors on or prior to the Closing (other than any product liability, product warranty or infringement claim or litigation with respect to any products of the Business finally assembled after the Closing Date) or any other conduct or omission of Seller, Seller's officers, directors, employees, consultants, agents or advisors on or prior to the Closing Date, including, without limitation, tort violations or noncompliance with any law, permit or regulation;

          (g) any and all of Seller's or Crown's liabilities or obligations for indebtedness for borrowed money or indebtedness secured by liens on its assets or guarantees of any of the foregoing;

          (h) any and all payments, obligations and liabilities relating to present and former employees (including their spouses and other dependents) of Seller and/or the Business to the extent relating to or arising with respect to the Property, the condition or operation of the Business or employment by Seller or its predecessors at any time on or prior to Closing, including without limitation any and all liabilities or obligations for vacation pay, sick pay, workers compensation, salary, bonus, severance, insurance or disability and medical benefits for employees of Seller that have retired or resigned as of the Closing Date (including all such medical benefits afforded to former employees pursuant to the Collective Bargaining Agreement);

          (i) any and all liabilities or obligations in respect of any of the Excluded Assets (including under any contracts, leases, commitments or understandings related thereto); and

          (j) any and all other liabilities or obligations of Seller or Crown not expressly assumed by Buyer pursuant to Section 2.1 above.


                          ARTICLE III.  PURCHASE PRICE
                          ----------------------------

          Section 3.1.  Consideration.  Upon the terms and subject to the
          -----------   -------------
conditions set forth in this Agreement, as of the Closing Date and in consideration for the Property:

          (a) Buyer shall assume the Assumed Liabilities; and

          (b) Subject to Sections 3.2 and 3.3, Buyer shall pay to Seller the sum of $41,800,000 (the "Purchase Price"), payable by wire transfer of immediately available funds to a bank account designated by Seller on or prior to the Closing Date.

          Section 3.2.  Adjustment to Purchase Price Payments.
          -----------   -------------------------------------

          (a) Within 60 calendar days after the Closing Date, Seller shall prepare and deliver to Buyer a statement relating to the Business as of the Closing Date (the "Closing Date Statement") which shall be prepared from and in accordance with the books and records of Seller relating to the Business in conformity with Seller's past practices, as described on SCHEDULE 3.2(a)
                                                         ---------------
("Seller's Accounting Practices"). The Closing Date Statement shall include a calculation of the Working Capital of Seller relating to the Business as of the Closing Date (the "Closing Date Working Capital"). Seller and Buyer acknowledge that no valuation method other than Seller's Accounting Practices shall be used to calculate Working Capital, provided, however, that no value whatsoever shall be ascribed to any welded ears remaining in the Inventory and that the value ascribed to the Inventory in the Closing Date Statement shall not exceed $12,500,000. During the 30-day period following delivery of the Closing Date Statement to Buyer, Seller shall provide Buyer with access during normal business hours to any books, records, working papers or other information reasonably necessary or useful in the preparation of the Closing Date Statement to enable Buyer to verify the accuracy of the Closing Date Statement. The Closing Date Statement shall become final and binding upon Buyer and Seller on the 30th day following delivery thereof to Buyer unless Buyer gives written notice of disagreement with the Closing Date Statement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.

          (b) If a Notice of Disagreement is received by Seller in a timely manner, then the Closing Date Statement (as revised in accordance with either clause (i) or (ii) below) shall become final and binding upon Buyer and Seller on the earlier of (i) the date Buyer and Seller resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement and each shall provide the other with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation of the Closing Date Statement. At the end of such 30-day period, if there has been no resolution of the matters specified in the Notice of Disagreement, Seller and Buyer shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters arising under this Section which remain in dispute. The Arbitrator shall be Ernst & Young, Cleveland, Ohio, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Buyer and Seller in writing. The Arbitrator shall render a written decision resolving the matters submitted to the Arbitrator within 30 days following submission thereto. The cost of any arbitration (including the fees of the Arbitrator) pursuant to this Section shall be borne 50% by Seller and 50% by Buyer.

          (c) Within 15 days after the Closing Date Statement becomes final and binding upon Buyer and Seller, (i) if the Closing Date Working Capital exceeds $16,000,000 (the "December 31 Working Capital"), Buyer shall pay to Seller an amount equal to the difference between the Closing Date Working Capital and the December 31 Working Capital, and (ii) if the Closing Date Working Capital is less than the December 31 Working Capital, Seller shall pay to Buyer an amount equal to the difference between the Closing Date Working Capital and the December 31 Working Capital. Any such payment shall be deemed to be an adjustment to the Purchase Price, and shall be allocated among the items comprising Working Capital as mutually agreed by Buyer and Seller or as determined by the Arbitrator, as the case may be. The calculation of the December 31 Working Capital is attached hereto as EXHIBIT
                                                                     -------
3.2(e).
- - ------

          (d) For purposes of this Agreement, "Working Capital" shall mean the sum of Accounts Receivable, Inventory, prepaid expenses, deposits and other current assets (exclusive of cash) minus Accounts Payable.

          (e) In connection with the calculation of Closing Date Working Capital, on a date or dates prior to the Closing Date to be mutually agreed upon by Buyer and Seller, Seller shall conduct a physical count of the Inventory and value the Inventory. Buyer shall have the right to have its representatives present during, and to observe and participate in, the physical inventory count and valuation process. All Inventory shall be valued in accordance with Seller's past practice pursuant to Seller's Accounting Practices.

          Section 3.3.  Proration; Additional Purchase Price Adjustment.  To the
          -----------   -----------------------------------------------
extent not taken into account in the calculation of Working Capital, the following shall be prorated and adjusted as hereinafter set forth, in each case to the extent reflected in, and in accordance with, Seller's books and records kept in the ordinary course with respect to the operation of the Business and Seller's Accounting Practices, consistently applied:

          (a) All current property and payroll taxes and assessments, utility charges and any other prepaid or deferred expense pertaining to the operation of the Business not incorporated in the adjustment provided in Section 3.2, other than Assumed Liabilities, shall be prorated or reimbursed, as the case may be, as of the close of business on the Closing Date. With respect to the Business, Seller shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period ending as of the close of business on the Closing Date, and Buyer shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period beginning on the day after the Closing Date, other than the Assumed Liabilities and Accounts Receivable and Accounts Payable taken into account in calculating Closing Date Working Capital.

          (b) The prorations and adjustments contemplated by this Section 3.3, to the extent practicable, shall be made on the Closing Date and shall be reflected as an adjustment to the Purchase Price, except that Seller will pay when due to Seller's employees all accrued and unpaid salary, wages, bonuses, sick time, vacation and holiday pay and other payments and benefits to which Seller's employees are entitled as a result of their employment by Seller on or prior to the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made as soon as practicable, but no later than 90 days after the Closing Date.

          (c) In the event of any dispute between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 3.3(b), and such dispute shall be determined by the Arbitrator, and the fees and expenses of the Arbitrator shall be paid 50% by Seller and 50% by Buyer.

          (d) At Closing, Seller shall pay Buyer $20,000 toward the construction cost of a storage facility for hazardous waste at the Solon Facility. Buyer shall pay the reasonable fees and expenses payable to Price Waterhouse (the "Accounting Fees") in connection with its audit of the Audited Financial Statements (as defined in Section 5.12).

          Section 3.4.  Purchase Price Allocation.  The parties hereby agree
          -----------   -------------------------
that the aggregate purchase price for the Property shall be allocated for purposes of this Agreement and for federal, state and local tax purposes as set forth on SCHEDULE 3.4, which Schedule shall be mutually prepared and agreed to
         ------------
by Buyer and Seller prior to the Closing Date. The parties shall file all federal, state, local and foreign tax returns, including Internal Revenue Form 8594, in accordance with the allocation set forth on SCHEDULE 3.4.
                                                     ------------


                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES
                  ----------   ------------------------------

          Section 4.1.  Buyer and BWAY represent and warrant to Seller and Crown
          -----------
that:

          (a) Corporate Existence.  Buyer is a corporation duly organized,
              -------------------
validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which it is required to be qualified to do business as a result of the conduct of its business or the ownership of its properties. BWAY is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which it is required to be qualified to do business as a result of the conduct of its business or the ownership of its properties.

          (b) Authorization; Validity.  Buyer and BWAY each have all requisite
              -----------------------
corporate power and authority to enter into this Agreement and the Additional Agreements (as defined in Section 5.7), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Buyer with respect to the execution, delivery and performance by

Buyer of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby without the approval of any third party. Assuming the due execution and delivery of this Agreement by Seller and Crown, this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer and BWAY in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

          (c) Litigation.  There is no claim, litigation, action, suit,
              ----------
proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer or BWAY, threatened against Buyer or BWAY, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which could reasonably be expected to have a material adverse effect on the ability of Buyer or BWAY to perform any of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          (d) No Breach of Statute or Contract.  Except as set forth on SCHEDULE
              --------------------------------                          --------
4.1(d), neither the execution and delivery of this Agreement, nor the
- - ------
consummation by Buyer or BWAY of the transactions contemplated hereby nor the compliance by Buyer with any of the provisions hereof will (i) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or BWAY or any of their properties; (ii) breach or violate any of the terms, provisions or conditions of the organizational documents of Buyer or BWAY; (iii) breach or violate any agreement, contract, mortgage, instrument, indenture or license to which Buyer or BWAY is a party or by which Buyer, BWAY or any of their respective properties is bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or
(iv) result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to any of Buyer's or BWAY's material properties.

          (e) Brokers.  All negotiations relating to this Agreement and the
              -------
transactions contemplated hereby have been carried on by or on behalf of Buyer or BWAY in such a manner as not to give rise to any claim against Buyer, BWAY, Seller or Crown, any of their respective affiliates or the Property for a finder's fee, brokerage commission, advisory fee or other similar payment.

          (f) No Material Adverse Change.  Since the date of filing of with the
              --------------------------
Securities and Exchange Commission of the most recent Report on Form 10-Q of Brockway Standard Holdings Corporation ("BWAY"), there has not been any material adverse change in Buyer's or BWAY's business, financial position or results of operations.

          Section 4.2.  Seller and Crown represent and warrant to Buyer and BWAY
          -----------
that:

          (a) Corporate Organization.  Seller is a corporation duly organized,
              ----------------------
validly existing and in good standing under the laws of the State of Ohio and is qualified to do business in each jurisdiction in which it is required to be qualified to do business as a result of the conduct of the Business or the ownership of its properties. Crown is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to do business in each jurisdiction in which it is required to be qualified to do business as a result of the conduct of its business or the ownership of its properties.

          (b) Authorization; Validity.  Seller and Crown each have all requisite
              -----------------------
corporate power and authority to enter into this Agreement and the Additional Agreements, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Seller and Crown with respect to the execution, delivery and performance by them of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby without the approval of any third party. Assuming the due execution and delivery of this Agreement by Buyer and BWAY, this Agreement is a legal, valid and binding obligation of Seller and Crown, enforceable against Seller and Crown in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

          (c) Litigation.  Except as set forth on SCHEDULE 4.2(c), there are no
              ----------                          ---------------
claims, actions, suits or proceedings pending or, to the knowledge of Seller or Crown, threatened against or affecting Seller or the Business, at law or in equity, before any federal, state, local or foreign court or other governmental body. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Crown, threatened against Crown, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which could reasonably be expected to have a material adverse effect on the ability of Crown to perform any of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          (d) No Breach of Statute or Contract.  Neither the execution and
              --------------------------------
delivery of this Agreement nor the consummation by Seller or Crown of the transactions contemplated hereby nor the compliance by Seller or Crown with any of the provisions hereof will (i) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller, Crown or the Property; (ii) breach or violate any of the organizational documents of Seller or Crown; (iii) except as set forth on
SCHEDULE 4.2(d), breach or violate any Real Property Lease, agreement, contract,
- - ---------------
mortgage, instrument, indenture or license to which Seller is a party or by which Seller, Crown or the Property is bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or
(iv) result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to the Property or the Business.

          (e) Financial Statements.  Seller shall have delivered to Buyer prior
              --------------------
to Closing copies of the following unaudited financial statements of Seller at and for the periods ended December 31, 1995 and 1994 and March 31, 1995: (i) balance sheet and (ii) statement of operations (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements will have been prepared in conformity with Seller's accounting policies applied on a consistent basis throughout the periods reflected and in accordance with the books and records of Seller, adjusted for certain corporate allocations applied on a consistent basis throughout the periods reflected, and will fairly present the financial condition and results of operations of Seller at the date and for the period stated or covered thereby. Buyer acknowledges that the Unaudited Financial Statement will include allocations and estimates which are based on assumption which Crown believes are reasonable under the circumstances. Buyer further acknowledges, however, that these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated as a separate entity.

          (f) Absence of Certain Changes and Events.  Except as set forth on
              -------------------------------------
SCHEDULE 4.2(f), since December 31, 1995:
- - ---------------

               (i) There has not been any material adverse change in the Business or the financial condition or results of operations of Seller or Crown; provided, however, that neither Seller nor Crown makes any representation or warranty with respect to the matters covered by this clause (i) to the extent that it is attributable to Buyer's or BWAY's discussions with representatives of the Union (as defined in Section 10.1);

              (ii) There has not been any material increase in the amounts payable by Seller to or for the benefit of, or committed to be paid by Seller to or for the benefit of, its employees engaged in the operation of the

          Business, or in any benefits granted under any bonus, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such employee;

             (iii) With respect to the Business, neither Seller nor Crown has entered into or carried out any transaction other than in the ordinary course of business of Seller or Crown or as otherwise contemplated by this Agreement;

              (iv) With respect to the Business, neither Seller nor Crown has made any change in the methods of doing business or any change in Seller's Accounting Practices or the method of application of such practices;

               (v) Except with respect to purchase money security interests, no mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance has been imposed or agreed to be imposed on or with respect to any of the Property other than (i) those that will be discharged prior to the Closing Date or (ii) current real estate and personal property taxes or assessments not yet due and payable;

              (vi) There has not been any modification, waiver, change, amendment, release, rescission, default or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Assumed Contract, Real Property Lease or Personal Property Lease, other than (i) any satisfaction by performance in accordance with the terms thereof in the ordinary course of Seller's or Crown's business and (ii) any such waiver, release, rescission, default or termination by any party thereto other than Seller or Crown of which neither Seller nor Crown has received any notice;

             (vii) There has not been any sale, lease or other disposition of, or any agreement (except for this Agreement, any of the Additional Agreements or any other agreement to be entered into in connection herewith), to sell, lease or otherwise dispose of, any of the Property other than sales, leases or other dispositions in the usual and ordinary course of business on an arm's length basis;

            (viii) There has not been any purchase by Seller or Crown of, or any agreement or commitment by Seller or Crown, absolute or contingent, to purchase, capital assets having a value singly or in the aggregate in excess of $100,000 with respect to the Business;

             (ix) Neither Crown nor Seller has, nor has any party on behalf of Seller or Crown, issued any bonds, notes or other debt securities, or issued any equity securities, any securities convertible into any equity securities, or any warrants, options, or other rights to acquire any equity securities of Seller;

              (x) Neither Seller nor Crown has, nor has any party on behalf of Seller or Crown, borrowed any amount or incurred or become subject to any liabilities relating to the Business, except current liabilities incurred in the ordinary course of business consistent with past practice, and liabilities under contracts entered into in the ordinary course of business;

             (xi) Neither Seller nor Crown has, nor has any party on behalf of Seller or Crown, discharged or satisfied any lien or encumbrance or paid any obligation or liability relating to the Business, other than current liabilities paid in the ordinary course of business;

            (xii) Neither Seller nor Crown has, nor has any party on behalf of Seller or Crown, suffered any extraordinary losses or waived any rights of material value relating to the Business, whether or not in the ordinary course of business or consistent with past practice; or

            (xiii) Neither Seller nor Crown has, nor has any party on behalf of Seller or Crown, suffered any damage, destruction or casualty loss to any of the Property, whether or not covered by insurance.

          (g) Taxes.  Except as set forth on SCHEDULE 4.2(g), (i) Seller and
              -----                          ---------------
Crown have duly filed all federal, state, local and foreign Tax returns pertaining to the Business or the Property required to be filed by Seller or Crown, except to the extent that any failure to so file would not have a Material Adverse Effect on Seller, Crown or the Business; (ii) all Taxes, assessments, fees and other governmental charges shown on such returns to be due have been or will be fully and timely paid; (iii) no Tax liens have been filed and no claims are being asserted in a writing received by Seller or Crown with respect to any taxes relating to the Business or the Property; (iv) there are no outstanding agreements or waivers extending the statutory period of limitation to any Tax returns required to be filed by or on behalf of Seller or Crown with respect to the Business or the Property; (v) neither Seller nor Crown is a "foreign person" for purposes of Section 1445 of the Internal Revenue Code (vi) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and (vii) neither Seller nor Crown has received any notice of a claim by a taxing authority in any jurisdiction where Seller does not file Tax returns that Seller is or may be subject to Taxes assessed by such jurisdiction with respect to the Business. SCHEDULE 4.2(g) contains a list of
                                            ---------------
states, territories and jurisdictions (whether foreign or domestic) in which Seller is required to file tax returns with respect to the Business.

          (h) Proprietary Rights.  SCHEDULE 1.1(f) identifies all of the
              ------------------   ---------------
following, whether (i) owned by the Seller and used in the conduct of the Business as conducted since March 31, 1995, or as presently proposed to be conducted by Seller or (ii) owned by Crown and used primarily in the conduct of the Business as conducted since March 31, 1995, or as presently proposed to be conducted by Seller: (a) all patents and pending patent applications; (b) all trademark, service mark and trade name registrations and applications therefor;
(c) all unregistered trademarks, service marks and trade names; (d) all copyright registrations and applications therefor; (e) all material unregistered copyrights and copyrightable works (other than commercially available computer software and related documentation); and (f) all licenses and similar agreements for the use of any intellectual property (including, without limitation, patents, unpatented inventions and technology; trademarks, services marks and trade names; copyrights and copyrightable works; know-how, trade secrets and confidential information), to which the Seller or Crown is a party, either as licensee or licensor (other than licenses for the use of commercially available computer software and related documentation), identifying in each case the intellectual property that is the subject of the license or other agreement (all of the foregoing being hereinafter collectively referred to as "Intellectual Property").

     Except as set forth in SCHEDULE 1.1(f): (a) Seller or Crown owns and
                            ---------------
possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property used in the operation of the Business (including the Proprietary Rights identified on SCHEDULE 1.1(f) as
                                                             ---------------
well as other Intellectual Property); (b) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or, to the knowledge of the Seller or Crown, is threatened; (c) to the knowledge of Seller and Crown, neither Seller nor Crown has infringed, misappropriated or otherwise conflicted with any Intellectual Property rights or other rights of any third parties in the operation of the Business; and (d) the transactions contemplated by this Agreement will not conflict with, violate, terminate or create a right to terminate any license or other agreement with any third party relating to any of the Intellectual Property.

          (i) Insurance.  SCHEDULE 4.2(i) lists all policies of life, casualty,
              ---------   ---------------
liability and other forms of insurance owned or held by Seller or Crown with respect to the Business and all such policies are currently in full force and effect. Neither Seller nor Crown has received any notice from any such insurer with respect to the cancellation of any such insurance. All premiums due and payable on such policies have been paid. Seller and Crown will keep such policies in force through the Closing Date.

          (j) Compliance with Laws.  Seller and the Business are in material
              --------------------
compliance with all laws, ordinances, regulations, rules, codes, ordinances, decrees and orders applicable thereto.

          (k) Environmental and Safety Laws.  Except as set forth in SCHEDULE
              -----------------------------                          --------
4.2(k):
- - ------

               (i) With respect to the Business, Seller and Crown are each in material compliance with all Environmental and Safety Requirements (as defined in Section 10.1).

               (ii) Without limiting the generality of the foregoing, Seller has obtained and is in substantial compliance with all material permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of the Real Property and the operation of the Business. Seller and Crown shall make all reasonable efforts to have such permits, licenses and other authorizations transferred or reissued to the Buyer. A list of such permits, licenses and other authorizations is found on SCHEDULE
                                                                 --------
          1.1(e).
          ------

               (iii) Neither Seller nor Crown has received any written notice, report or other information regarding any actual or alleged material violation of Environmental and Safety Requirements, or any material liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Business or the Real Property and arising under Environmental and Safety Requirements.

               (iv) To Seller's and Crown's knowledge, none of the following exists at any property or facility owned or operated by Seller in connection with the Business: (1) underground storage tanks; (2) material amounts of asbestos-containing material in friable or damaged condition; (3) materials or equipment containing regulated concentrations of polychlorinated biphenyls; or (4) landfills, surface impoundments or regulated disposal areas.

               (v) With respect to the Business, neither Seller nor Crown has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility, and no such property is contaminated by any such substance, (a) in material violation of Environmental and Safety Requirements or (b) in a manner that has given rise or which could reasonably be expected to give rise to material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including material liabilities for personal injury, property damage, natural resource damages, attorneys' fees, investigative costs, response costs, corrective action costs, investigation, corrective or remedial obligations pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements.

               (vi) To Seller's and Crown's knowledge, there are no facts, events or conditions relating to the Business or past or present operations of Seller which will prevent, hinder or limit material compliance by the Business with Environmental and Safety Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, any of the foregoing relating to on-site or off-site releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

               (vii) Neither this Agreement nor the consummation of any transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup or notification to or consent of government agencies or third parties, pursuant to any Environmental and Safety Requirements, including without limitation any so-called "transaction-triggered" or "responsible property transfer" laws.

               (viii) With respect to the Business, neither Seller nor Crown has, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

          (l) Permits.  SCHEDULE 1.1(e) lists all permits, franchises, licenses,
              -------   ---------------
consents, authorizations, approvals and certificates (collectively, the "Permits") of any regulatory, administrative or other governmental agency or body material to, and used primarily in conducting, the Business, which Permits include all Permits required to own the Property and to operate the Business in material compliance with applicable law. Each of the Permits is currently valid and in full force and effect. During the period commencing 36 months prior to the date of this Agreement, Seller has been in material compliance with the Permits. Seller, to its and Crown's knowledge, during the period prior to such 36-month period, has been in material compliance with the Permits. There is no pending or, to Seller's or Crown's knowledge, threatened proceeding or change in law or regulation which could result in the revocation or cancellation of, or inability of Seller or Crown to renew, or comply with any Permit. True and complete copies of all documents referred to in SCHEDULE 1.1(e), have been delivered to
                                       ---------------
or made available for review by Buyer.

          (m) Brokers.  All negotiations relating to this Agreement and the
              -------
transactions contemplated hereby have been carried on by or on behalf of Seller and Crown in such a manner as not to give rise to any claim against Seller, Crown, Buyer, BWAY or the Property for a finder's fee, brokerage commission, advisory fee or other similar payment.

          (n) Employee Benefit Plans.  Except as set forth on SCHEDULE 4.2(n),
              ----------------------                          ---------------
with respect to the Business, there are no employee benefit plans ("Employee Benefit Plans") of any type, including but not limited to plans described in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Seller or Crown, or with respect to which Seller or Crown has a liability, whether direct or indirect, actual or contingent. All Employee Benefit Plans maintained by Seller or Crown with respect to the Business or to which Seller or Crown is obligated to contribute, are, in all material respects maintained, funded and administered in compliance with ERISA and other applicable law. During the period subsequent to December 31, 1995: no such Employee Benefit Plan subject to Title IV of ERISA has been terminated; no proceedings to terminate any such Employee Benefit Plan have been instituted under Subtitle C of Title IV of ERISA; no reportable event within the meaning of
Section 4043 of Subtitle C of ERISA has occurred for any such Employee Benefit Plan maintained by Seller or Crown; and neither Seller nor Crown has withdrawn from a multiemployer plan (as defined in Section 4001(a) of ERISA). The consummation of the transactions contemplated hereby will not result in any withdrawal liability on the part of Seller under a multiemployer plan with respect to the Business; no such Employee Benefit Plan established or maintained by Seller or Crown or to which Seller or Crown is obligated to contribute has any "accumulated funding deficiency," as defined in ERISA; and neither Seller nor Crown has incurred any liability to the Pension Benefit Guaranty Corporation with respect to any such Employee Benefit Plan. Neither Seller nor Crown, to the knowledge of Seller or Crown any plan fiduciary, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, or in Section 4975 of the Code with respect to any such Employee Benefit Plan of Seller for which no statutory or regulatory exemption is available.

          (o) Labor and Employment Matters.  Except as set forth on SCHEDULE
              ----------------------------                          --------
4.2(o), no employees related to the Business are represented by, and neither
- - ------
Seller nor Crown is party to, any collective bargaining agreement or relationship with any labor organization. Except as set forth on SCHEDULE
                                                                  --------
4.2(o), with respect to the Business, to Seller's and Crown's knowledge (i) no
- - ------
labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (ii) no union organizing campaigns are underway and no other question concerning representation exists,
(iii) no labor strike, work stoppage or slowdown, or other material labor dispute is underway; provided, however, that neither Seller nor Crown makes any representation or warranty with respect to the matters covered by this clause
(iii) to the extent that is it attributable to Buyer's or BWAY's discussions with representatives of the Union; (iv) there is no employment-related charge, complaint, investigation, inquiry or obligation of any kind, pending, or to Seller's or Crown's knowledge threatened, in any forum, relating to an alleged violation by Seller or Crown of any law, regulation or contract; and, (v) neither Seller nor Crown has committed or been involved in the commission of any act or omission giving rise to material liability for any violation identified in subsection (iv), above, or as a result of adverse workman's compensation experience. Neither Seller nor Crown has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before the Closing Date without advance notification to Buyer.

          (p) Title to Property.  Seller or Crown, as the case may be, has good,
              -----------------
exclusive and marketable fee simple title to the Property (other than the Real Property) free and clear of all liens and encumbrances whatsoever except (i) purchase money security interests reflected in Accounts Payable, (ii) liens and encumbrances approved by Buyer in writing, (iii) liens and encumbrances created under any Assumed Contract, Real Property Lease, Personal Property Lease or Permit, and (iv) such other liens and encumbrances set forth on SCHEDULE 4.2(p)
                                                                ---------------
(collectively, "Permitted Liens").

          (q) Title to Real Property.  Seller has good and marketable fee simple
              ----------------------
title to the Real Property free and clear of all liens and encumbrances whatsoever except Permitted Encumbrances (as defined in Section 5.9).

          (r) Real Property.  Except as set forth on SCHEDULE 4.2(r):
              -------------                          ---------------

              (i) There is no pending condemnation or similar proceeding affecting the Real Property or any portion thereof, and to Seller's or Crown's knowledge, no such action is presently contemplated or threatened;

              (ii) Neither Seller nor Crown has received any notices from any insurance company of any defects or inadequacies in the Real Property or any part thereof which would materially adversely affect the insurability of the Real Property or the premiums for the insurance thereof. Neither Seller nor Crown has received any notice from any insurance company which has issued or refused to issue a policy with respect to any portion of the Real Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made;

             (iii) There are no parties in possession of any portion of the Real Property other than Seller, whether as lessees, tenants at will,
          trespassers or otherwise   and there is no litigation, pending or to
          Seller's or Crown's knowledge, threatened, and neither Seller nor Crown has received any notice of any claims with respect to the ownership, lease, use, occupancy or operation by any person of the Real Property;

               (iv) There are no leases, subleases, licenses, concessions or other agreements granting to any person the right of use or occupancy of the Real Property or any part thereof, and other than the right of Buyer under this Agreement, there are no outstanding options, agreements, rights of first refusal to purchase the Real Property or any part thereof.

               (vi) The current use of the Real Property does not violate in any material respect any instrument of record or agreement affecting such Real Property. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a material adverse effect on the current use or value of any of the Real Property;

               (vii) All buildings and all fixtures (other than Personal Property), components of all buildings, structures and other improvements included within the Real Property (collectively the "Improvements") are in good condition and repair and adequate to operate such facilities as currently used, and to Seller's and Crown's knowledge, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof; and

               (viii) The Real Property is in material compliance     with all
          applicable building, zoning and other land use and similar laws affecting the Real Property and the use, occupancy or operation thereof (collectively, the "Real Property Laws"), and neither Seller nor Crown has received any notice of violation or claimed violation of any Real Property Laws. To the knowledge of Seller and Crown, there is no pending or proposed change in any Real Property Law that will have or result in a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof.

          (s) Personal Property.  The improvements, buildings, machinery,
              -----------------
equipment, furniture, vehicles, tools and tangible personal property included in the Property are in good working order and repair, subject to ordinary wear and tear resulting from continued operations in the ordinary course of business, have been properly maintained in accordance with past practices, are suitable for the conduct of the Business, as presently conducted by Seller and, in the case of any Improvements, are to Seller's knowledge structurally sound, and there is no defect in any assets used in the Business which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (t) Contracts and Commitments.  SCHEDULES 1.1(g) and 1.1(h) list all
              -------------------------   ----------------     ------
Personal Property Leases and Contracts to which Seller or Crown is a party (whether or not legally bound thereby) and used in conducting the Business, other than purchase and sale orders entered into in the ordinary course of business of Seller. With respect to any of the foregoing that are material and are not set forth in writing, such applicable Schedule contains an accurate summary of the material terms thereof. All of the Real Property Leases, the Personal Property Leases and the Assumed Contracts are in full force and effect and valid and binding upon Seller. Seller is not in default in any material respect under any Real Property Lease, Personal Property Lease or Assumed Contract, nor, to Seller's knowledge (i) is any other party to any such Personal Real Property Lease, Property Lease or Contract in default thereunder in any material respect or (ii) does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. True and complete copies of all documents referred to in SCHEDULE 1.1(g) or 1.1(h) have been
                                       ---------------    ------
delivered to Buyer, except with respect to the information deleted from the copies of the PPG Contract and the United Coatings Contract delivered by Seller to Buyer.

          (u)  Accounts Receivable.
               -------------------

          (a) All of the notes and accounts receivable included in the calculation of the December 31 Working Capital were, and all Accounts Receivables included in the calculation of the Closing Date Working Capital will be, to the extent not collected between the date hereof and the Closing Date, good, valid and subsisting receivables (and to Seller's and Crown's knowledge, subject to no counterclaims or offset), and other than as reflected in the calculation of the December 31 Working Capital or the Closing Date Working Capital, neither Seller nor Crown has any knowledge of any fact or condition that would render any Account Receivable uncollectible. The Accounts Receivable represent sales actually made to third parties in the ordinary course of the Business.

          (b) Except as disclosed on SCHEDULE 4.2(u), no person or entity will
                                     ---------------
have any Lien on the Account Receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment will have been made by Seller or any of its affiliates with respect to any such receivables.

          (v) Inventories.  All of the Inventory has been valued in accordance
              -----------
with Seller's past practice using Seller's Accounting Practices and is usable and saleable in the ordinary course of the Business, and none of the Inventory is obsolete. Since December 31, 1995, there has been no change in the Inventory, other than sales thereof in the ordinary course of the Business.

          (w)  Intentionally Omitted.
               ---------------------

          (x) Sufficiency of Property.  With the exception of the Excluded
              -----------------------
Assets, the Property constitutes all of the assets, properties and rights of Seller or Crown that are necessary for, or used by Seller in, the conduct of the Business in the manner in which it is currently conducted.

          (y) Working Capital.  The December 31 Working Capital was determined
              ---------------
in accordance with Seller's Accounting Practices.

          (z) Disclosure. To the knowledge of Seller and Crown, no
              ----------
representation or warranty of Seller contained in this Agreement nor any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document furnished to Buyer pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Seller's or Crown's knowledge, there is no fact or condition which has not been disclosed to Buyer which could reasonably be expected to have a Material Adverse Effect.

          (aa) Product Warranty.  To Seller's and Crown's knowledge, all
               ----------------
products manufactured, serviced, distributed, leased, installed or sold by Seller in connection with the Business since the date of Seller's acquisition thereof have been in conformity with all applicable contractual commitments and all express warranties made by Seller. Except as set forth on SCHEDULE 4.2(z)
                                                               ---------------
hereto, to Seller's and Crown's knowledge, neither Seller nor Crown (with respect to the Business) has any material liability for replacement or repair or other damages in connection with sales or deliveries of any products of the Business sold since the date of Seller's acquisition thereof. Prior to the date hereof, Seller has delivered to Buyer copies of Seller's standard terms and conditions of sale for products delivered and services rendered by Seller.

          (bb) Customers.  SCHEDULE 4.2(bb) hereto lists the 20 largest
               ---------   ----------------
customers or groups of related customers for each of the last two years. Neither Seller nor Crown has received any written notice or, to Seller's knowledge, oral notice, that any such customer intends to terminate or materially reduce its business with Seller since April 1, 1996.

          (cc) Product Liability.  Except as disclosed on SCHEDULE 4.2(cc)
               -----------------                          ----------------
hereto, no party has made any written, or to Seller's or Crown's knowledge, oral product liability claim with respect to any actual or alleged injury to person or property as a result of the ownership, possession or use of any product sold by Seller.

          (dd) Absence of Undisclosed Liabilities.  Except as disclosed pursuant
               ----------------------------------
to this Agreement, neither Seller nor Crown has any knowledge of any material liabilities or obligations of any kind with respect to the Business, whether accrued, absolute, contingent or otherwise, which are not reflected in Seller's December 31, 1995 balance sheet included in the Audited Financial Statements or which has arisen since such date in the ordinary course of business.

          (ee) Real Property Leases.  SCHEDULE 1.1(b) lists all Real Property
               --------------------   ---------------
Leases which are used in conducting the Business. Each of the Real Property Leases is in full force and effect and valid and binding upon Seller. With respect to each of the Real Property Leases: (i) neither Seller, nor to Seller's or Crown's knowledge, any other party to the Real Property Leases is in breach or default, and to Seller's and Crown's knowledge, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Real Property Leases; (ii) neither Seller, nor to Seller's and Crown's knowledge, any other party to the Real Property Leases has repudiated any provision thereof, (iii) to Seller's and Crown's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Real Property Leases; (iv) such lease has not been modified in any respect, other and as disclosed by the documents delivered to Buyer, (vii) neither Seller nor Crown has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Real Property Lease. True, accurate and complete copies of each of the Real Property Leases in SCHEDULE 1.1(b) have been delivered to or made available for review by Buyer.
   ---------------

          (ff) Renewal of Representations and Warranties.  All of the
               -----------------------------------------
representations and warranties of Seller or Crown and contained in this Section
4.2 and elsewhere in the Agreement and all information delivered in any Schedule, attachment or Exhibit hereto shall be true and correct in all material respects on the Closing Date as though then made.


                             ARTICLE V.  COVENANTS
                             ---------   ---------

          Section 5.1.  Employees.  Except as set forth on SCHEDULE 5.1, neither
          -----------   ---------                          ------------
Seller nor Crown shall take any action which is intended to cause any employee of Seller used exclusively in conducting the Business not to become or continue as an employee of Buyer. Buyer shall offer employment to a minimum of 75% of Seller's employees at each of the Solon Facility and the York Facility.

          Section 5.2.  Access to Property; Environmental Inspection.  Between
          -----------   --------------------------------------------
the date hereof and the Closing Date and subject to the limitations described below, Seller shall provide Buyer and its agents with reasonable access to the records, properties and employees of Seller relating to the Business and of Crown relating primarily to the Business during normal business hours upon receipt by Seller from Buyer of reasonable notice and shall allow Buyer and its agents to make copies of such documents, records and other information of Seller relating to the Business and of Crown relating primarily to the Business as Buyer or such agents may reasonably request; provided however, that (i) Buyer shall not have access to any of Seller's customer pricing information (other than as provided below) and (ii) Buyer shall not make any proposal to the Union or any employee of the Business covered by a collective bargaining agreement with respect to a proposal to amend any such collective bargaining agreement or the terms and conditions of employment of any such covered individuals without Seller's prior written consent, and (iii) such access or proposal shall not be disruptive to the Business or any of the operations of Crown or any of its affiliates. Seller shall provide Buyer and its agents with reasonable access to
(i) the Real Property and the real property subject to the Real Property Leases solely to allow Buyer and its agents, at Buyer's expense, to inspect such real property in connection with the completion of the Surveys (as defined in Section 5.9(b)), (ii) the Property solely in connection with the completion of appraisals of the Property, and (iii) the bargaining representatives of the Union solely for the purpose of engaging in discussions as permitted in Section 5.17.

     For a period of 15 days commencing on a day selected by Seller, Buyer shall be permitted to interview Seller's employees, at times during or after normal business hours, for the purposes of determining whether to offer employment to any such persons; provided, however, that Buyer shall use its best efforts to minimize any disruption to Seller's operations that may be caused as a result of such interviews. For a period of five (5) days commencing on a day selected by Seller, Buyer shall be permitted to speak with Seller's sales managers, at times during or after normal business hours, in order to ascertain Seller's pricing policies and other material terms of Seller's arrangements with respect to its customers; provided, however, that Buyer shall use its best efforts to minimize any disruption to Seller's operations that may be caused as a result of such discussions. Seller shall select an alternative five (5)-day period if any such sales manager is on vacation or otherwise not available during the previously selected period.

          Section 5.3.  Conduct of Business Prior to Closing.  Except as
          -----------   ------------------------------------
otherwise contemplated by this Agreement or any of the Additional Agreements, Seller and Crown agree that after execution of this Agreement and until the Closing Date, Seller and Crown shall operate the Business in the ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its current business organization, keep available the services of Seller's employees and preserve its relationships with customers, suppliers and others having business dealings with Seller. Without limiting the generality of the foregoing, Seller shall not without the consent of Buyer:

          (a) incur or become subject to, or agree to incur or become subject to, any material obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business, or amend, modify, supplement, or permit other changes to any of the Real Property Leases;

          (b) mortgage, pledge or subject to lien, charge or any other encumbrance, any of the Property, except with respect to purchase money security interests;

          (c) make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any employee or agent, other than in the ordinary course of business;

          (d) introduce any new method of accounting with respect to the Business or any of the assets, properties or rights applicable thereto, except as required by generally accepted accounting principles;

          (e) offer or extend more favorable prices, discounts or allowances than were offered or extended regularly on and prior to December 31, 1995, other than in the ordinary course of business or as reasonably required by competitive conditions; or

          (f) directly or indirectly, solicit or encourage (including by way of furnishing any nonpublic information concerning the business, properties or assets of Seller), or enter into any negotiations or discussions concerning, any Acquisition Proposal (as defined below). Seller shall notify Buyer promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, Seller or Crown. As used in this Agreement, "Acquisition Proposal" shall mean any proposal received by Seller prior to the Closing Date for a merger or other business combination involving Seller, or for the acquisition of, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of Seller, other than the one contemplated by this Agreement. Notwithstanding the foregoing, if Seller or Crown shall receive an Acquisition Proposal which in the opinion of counsel to Crown the Board of Directors of Crown is obligated by principles of fiduciary duty to consider, Seller and Crown may, without violating this Agreement, thereafter furnish information to, and may enter into negotiations with, the party making such Acquisition Proposal and may, if Seller's or Crown's Board of Directors determines that such Acquisition Proposal is in the best interests of the Stockholders of Crown, terminate this Agreement and enter into an agreement with respect to such Acquisition Proposal; provided, however that if Crown or Seller enter into a letter of intent or definitive agreement to sell the Business or a substantial portion of the Property with respect to an Acquisition Proposal, Seller or Crown shall pay to Buyer the sum of $5,000,000 in cash.

          Section 5.4.  Further Assurances.  On and after the Closing Date,
          -----------   ------------------
Seller and Crown shall prepare, execute and deliver, at their respective expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as Buyer or its counsel shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Property or to consummate, in any other manner, the terms and conditions of this Agreement or to facilitate the transactions contemplated hereby and Buyer's ownership of the Property and the Business. Seller shall reasonably cooperate with Buyer to make insurance claims for casualty losses as contemplated by
Section 1.1(h). On and after the Closing Date, Buyer and BWAY shall prepare, execute and deliver, at Buyer's expense, such further instruments, and shall take or cause to be taken such other or further action as Seller's counsel shall reasonably request at any time or from time to time in order to confirm or evidence Buyer's assumption of the Assumed Liabilities or to consummate, in any other manner, the terms and conditions of this Agreement.

          Section 5.5.  Announcements.  Neither party to this Agreement shall
          -----------   -------------
make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except as required to comply with any applicable law based on advice of counsel.

          Section 5.6.  Consents.  Notwithstanding any provision in this
          -----------   --------
Agreement to the Contrary, Seller and Crown shall obtain the consent of United Coatings, Inc. to the full transfer to Buyer and BWAY of those portions of the United Coatings Contract (described on SCHEDULE 1.1(l)) relating to all of
                                       ----------------
Seller's and Crown's rights to supply paint cans to United Coatings, Inc. without any condition or modification thereto adverse to Buyer or BWAY. During the remaining term of the United Coatings Contract, Buyer and/or BWAY shall issue Crown an invoice for the amount of the quarterly credits Buyer or BWAY has issued to United Coatings, Inc. with respect to Buyer's and BWAY's paint can sales in accordance with Section 5 of the United Coatings Contract and Crown shall reimburse to Buyer and/or BWAY (as the case may be) the full amount of such credits promptly upon receipt of such invoice (and, in any case, within 10
business days of receiving such invoice).   Seller and Crown, at their expense,
shall use all commercially reasonable efforts to obtain all other permits, approvals, authorizations and consents of third parties required in connection with the consummation of the transactions contemplated hereby. Seller and Crown, at their expense, shall use their best efforts to obtain the consent of PPG Industries, Inc. to the assignment by Seller of the PPG Contract to Buyer.

          Section 5.7.  Additional Agreements.  On the Closing Date, Buyer and
          -----------   ---------------------
Seller shall enter into or cause their respective affiliates, as indicated below, to enter into the following agreements (the "Additional Agreements"):

          (a) A Supply Agreement among BWAY, Buyer and Crown Canada in the form of EXHIBIT 5.7(a);
   --------------

          (b) A Lease Agreement between Buyer and Seller with respect to the Covington Facility in the form of EXHIBIT 5.7(b);
                                  --------------

          (c) A Strategic Alliance Agreement among Buyer, BWAY, Seller, Crown and Crown Canada in the form of EXHIBIT 5.7(c);
                                --------------

          (d) A Noncompetition Agreement among Buyer, Seller, Crown, Crown Canada and BWAY in the form of EXHIBIT 5.7(d);
                               --------------

          (e) A Transitional Services Agreement among Buyer, Seller and Crown in form reasonably satisfactory to the parties thereto pursuant to which Seller and Crown will provide to Buyer the services described on EXHIBIT 5.7(e);
                                                      --------------

          (f) A Sales Agency Agreement between Crown Canada and BWAY in the form of EXHIBIT 5.7(f); and
        --------------

          (g) A Sales Agency Agreement between Crown Canada and Buyer in the form of EXHIBIT 5.7(g).
        --------------

          Section 5.8. HSR Act.  The parties shall as promptly as practicable,
          -----------  -------
but in no event later than seven business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the
      ---                                                     ---
notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The parties shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. The parties shall use their respective best efforts to obtain as promptly as possible any clearance required under the HSR Act for the purchase and sale of the Property. Without limiting the generality of the foregoing, Seller and Buyer agree to respond promptly and fully to all inquiries from the FTC and/or the DOJ as soon as practicable.

          Section 5.9.  Real Property.
          -----------   -------------

          (a) Within 15 days after the date of this Agreement, Seller, at Seller's cost and expense, shall obtain and deliver to Buyer, with respect to the Solon Facility and the York Facility owner's preliminary reports on title covering a date subsequent to the date of this Agreement, issued by Lawyer's Title Insurance Corporation (the "Title Company"), which preliminary reports shall contain a commitment of the Title Company to issue owner's title insurance policies on ALTA 1970 Owner's Form B (Amended) insuring the fee simple title of Buyer in such Real Property and all easement parcels benefitting the Real Property in the amounts allocated to each property on SCHEDULE 3.4 (the "Title
                                                      ------------
Commitments"). Seller shall, at Seller's cost and expense, cause the Title Company to issue the title insurance policies (which may be in the form of a marked up Title Commitment) at the Closing, based upon the Title Commitment, (the "Title Policies") dated as of the Closing Date, subject only to (i) the standard exception to title based upon matters which would be disclosed by an accurate survey; (ii) zoning ordinances and regulations which do not prohibit or materially and adversely restrict the present use or occupation of the Real Property; (iii) real estate taxes and assessments, both general and special, which are a lien but not yet due and payable as of the Closing Date; (iv) liens and encumbrances of record that would not materially and adversely affect the current use or value of such Real Property (other than any lien or encumbrance of record specifically relating to the

Industrial Revenue Bond financing at the Solon Facility); and (v) any matters which would be disclosed by an accurate survey of such parcel of Real Property that would not materially and adversely affect the current use or value of such Real Property (collectively, "Permitted Encumbrances"). Buyer, at its expense, may request any special endorsements to the Title Policies; provided, however, that the obtaining of any such endorsement shall not be a condition to Closing. Seller shall reasonably cooperate with Buyer in connection with obtaining such endorsements.

          (b) Buyer, at its expense, may obtain, in preparation for the Closing, current surveys of each parcel of the Real Property, prepared by a Bock & Clark National Surveyor's Network, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys ("Surveys"), including Table A Items 1-4 and 6-14, and such standards as the Title Company may require as a condition to the removal of any survey exceptions from the Title Policies, and certified by Buyer, Buyer's lender and the Title Company, within 15 days of the Closing Date, in a form satisfactory to such parties. Buyer shall instruct the surveyor preparing the Surveys to certify to Buyer in writing within 30 days following the date hereof as to whether any of the Real Property is located in a flood plain. No Survey shall disclose any material survey defect or encroachment from or onto any of the Real Property which has not been cured or insured over prior to the Closing.

          (c) Seller and Crown shall use all commercially reasonable efforts to obtain and deliver to Buyer prior to Closing an estoppel letter (the "Estoppel Letter") with respect to the Material Real Property Lease from the landlord for such property in form and content reasonably satisfactory to Buyer.

          Section 5.10.  Best Efforts.  Each of the parties hereto shall use its
          ------------   ------------
best efforts to cause the Closing to occur.

          Section 5.11.  Covington Facility Employees.  Prior to the Closing
          ------------   ----------------------------
Date, Seller shall amend its severance policy applicable to all non-union employees engaged in conducting the Business to provide that if such employee's employment with Seller is terminated as result of the sale of all or substantially all of the assets or stock of Seller and the buyer thereof offers to such employee employment effective on or before the next business day following such termination by Seller, such employee shall not be entitled to severance compensation as a result of such termination by Seller. Buyer shall offer employment to substantially all of the employees of Seller employed at the Covington Facility on the Closing Date upon terms substantially similar in the aggregate to the terms of each such employee's employment with Seller. Buyer shall pay to each such employee that elects to become employed by Buyer, upon Buyer's termination of their employment with Buyer (other than a voluntary termination by the employee or a termination by Buyer for cause) severance pay that is substantially equivalent to that offered by Seller if those employees satisfy certain reasonably achievable conditions set forth in the severance plan that Buyer will set up as of the Closing Date.

          Section 5.12.  Audited Financial Statements.  The parties acknowledge
          ------------   ----------------------------
that Buyer has requested that Seller obtain the following audited financial statements of Seller at and for the periods ended December 31, 1994, December 31, 1995 and the Closing Date: (i) balance sheet, and (ii) statement of operations (collectively, the "Audited Financial Statements"). Seller shall deliver to Buyer true and complete copies of the Audited Financial Statements within forty-five (45) days after the Closing Date.

          Section 5.13.  Certain Solon Facility Equipment.  Prior to the Closing
          ------------   --------------------------------
Date, Seller shall modify the cone top manufacturing equipment located at the Solon Facility solely to eliminate its capacity to produce aerosol cans.

          Section 5.14.  Collection of Accounts Receivable.  Buyer shall be
          ------------   ---------------------------------
responsible for collection of all Accounts Receivable. Upon receipt of any funds remitted to Seller in respect of any Accounts Receivable taken into account in calculating Closing Date Working Capital, Seller shall promptly remit such funds to Buyer.

          Section 5.15.  Seller's Purchase Orders and Commitments.  Consistent
          ------------   ----------------------------------------
with good operational practice, Seller shall use its best efforts to minimize the volume of its tin plate steel being processed under outstanding purchase orders and commitments with respect to the Business as of the Closing Date. Seller shall consult with Buyer and shall use its best efforts to take Buyer's desires into account in connection with such minimization.

          Section 5.16.  COBRA Benefits.  For a period of 18 months from and
          ------------   --------------
after the Closing Date (the "COBRA Period"), Seller and Crown shall offer to all of their employees employed in the Business as of the Closing Date "health care continuation coverage" as described under Section 4980(B) of the Code or Sections 601-608 of ERISA and Buyer and/or BWAY shall promptly pay to Seller when due amounts equal to the premiums for such coverage. Notwithstanding any provision on this Agreement to the contrary, neither Seller nor Crown shall have any obligation or liability to any Transferred Employee (as defined in Section 10.1) or to Buyer or BWAY with respect to costs or expenses resulting from or associated with any medical condition of such Transferred Employee or his or her spouse or dependents, regardless of whether any such medical condition arose prior to, on or after the Closing Date; except that after the Closing Date Seller and/or Crown (i) shall provide the benefits described in the foregoing sentence during the COBRA Period, (ii) shall retain all obligations or liabilities under any applicable workers compensation or other employment law or regulation with respect to the employment of the Transferred Employees on or prior to the Closing Date, (iii) shall honor their respective obligations under the Employee Benefit Plans with respect to services received by the Transferred Employees on or prior to the Closing Date and (iv) shall retain liability for any medical expenses resulting from any non-compliance with law or tort violation that occured on or prior to the Closing Date in connection with Seller's operation of the Business.

          Section 5.17.  Labor Matters.  After execution of this Agreement,
          ------------   -------------
Buyer, Seller, and/or Crown, as may be applicable, agree to take the following actions, at the times specified herein, with regard to the employees who are covered by the Collective Bargaining Agreement;

          (a) Effective as of the Closing Date, Crown shall grant vesting and benefit accrual service in the Crown Cork & Seal Company, Inc. Hourly Pension Plan for International Association of Machinists Local 233 at Solon Plant No. 55 (the "Hourly Pension Plan") for all eligible employees, thereunder, through September 1, 1998. Crown also shall provide that the Hourly Pension Plan will be frozen as of, and no further accruals will be earned after September 1, 1998. The service credit described above will be given to all hourly employees employed by the Business who are eligible for or covered by the Hourly Pension Plan on the Closing Date. Crown shall continue to operate and administer the Hourly Pension Plan, at its expense, for all participants in the plan.

          (b) On the Closing Date, Buyer will pay to Seller, as an adjustment to the Purchase Price, the estimated cost of the additional vesting and benefit accrual service from the day after the Closing Date through September 1, 1998. This amount will be determined by Crown, prior to the Closing Date, based upon calculations prepared by the actuary currently utilized by the Hourly Pension Plan, using the plan's present actuarial assumptions.

          (c) Effective as of the Closing Date, Buyer agrees to assume the Collective Bargaining Agreement pursuant to the terms and conditions of this Agreement.

          Section 5.18.  Welfare Plans.  Effective as of the Closing Date, with
          ------------   -------------
respect to the employees covered by the Collective Bargaining Agreement, Buyer shall establish mirror-image welfare benefit plans so as to comply with the obligation to provide such coverages as required under the Collective Bargaining Agreement; provided, however, that Seller shall make available health plan coverage during the COBRA Period as described in Section 5.16.

          Section 5.19.  Lien Searches.  Seller has delivered to Buyer copies of
          ------------   -------------
all lien searches ordered by Seller with respect to the transactions contemplated by this Agreement. Seller shall use reasonable efforts to deliver to Buyer prior to the Closing copies of updates of all such lien searches.

          Section 5.20.  Employees and Compensation.  Prior to Closing, Seller
          ------------   --------------------------
shall deliver to Buyer a true and correct listing of the following information:
(a) a list of all individuals currently employed by Seller in the Business and the respective salary and wage rates for each such employee for Seller's current fiscal year and (b) a list of all plant managers and sales managers currently employed by Seller in the Business and their respective annual salary, hourly wage and bonuses paid to each such person during Seller's most recently completed fiscal year.


                              ARTICLE VI.  CLOSING
                              ----------   -------

          Section 6.1.  Closing.  This transaction shall close (the "Closing")
          -----------   -------
and all deliveries to be made at the time of closing shall take place at the later of (a) 11:00 a.m., on June 3, 1996 or (b) five days following the satisfaction of each of the conditions to Closing set forth in Article VII (the "Closing Date"), at the offices of Baker & Hostetler, 3200 National City Center, 1900 East 9th Street, Cleveland, Ohio 44114-3485, or at such other place or date as may be agreed upon from time to time in writing by the parties. Unless otherwise agreed to in writing by the parties, the Closing Date shall take place no later than September 9, 1996.

          Section 6.2.  Deliveries by Seller.  On or prior to the Closing Date,
          -----------   --------------------
Seller and/or Crown, as applicable, shall deliver to Buyer, duly and properly executed, the following:

          (a) Good and sufficient General Warranty Deeds, which shall be in form and substance reasonably satisfactory to Buyer, conveying good and marketable fee simple title to the Real Property to Buyer, free and clear of all liens and encumbrances whatsoever except the Permitted Encumbrances;

          (b) A good and sufficient General Conveyance, Assignment and Bill of Sale, which shall be in form reasonably acceptable to Buyer and Seller, conveying, selling, transferring and assigning to Buyer title to all of the Property free and clear of all liens and encumbrances whatsoever except the Permitted Liens;

          (c) An Assignment and Assumption of the Assumed Contracts and Personal Property Leases, which shall be in form reasonably acceptable to Buyer and Seller (the "Assignment and Assumption of Assumed Contracts and Personal Property Leases");

          (d) An Assignment and Assumption of the Real Property Leases, which shall be in form reasonably acceptable to Buyer and Seller (the "Assignment and Assumption of Real Property Leases") and a copy of the consent required with respect to the Material Real Property Lease (which shall not contain any condition or modification adverse to Buyer);

          (e) A certificate of Seller and Crown in accordance with Section
7.1(c);

          (f) An Assignment of Trademarks and Servicemarks, which shall be in form reasonably acceptable to Buyer and Seller;

          (g)  The Additional Agreements;

          (h) An opinion of Baker & Hostetler, counsel for Seller and Crown, addressed to Buyer and BWAY and dated the Closing Date, in form reasonably acceptable to Buyer and Seller;

          (i) Resolutions of the respective Boards of Directors of Seller and Crown Canada authorizing the execution and delivery of this Agreement and the Additional Agreements to the extent that it is a party thereto and the performance of its respective obligations hereunder and thereunder, to the extent applicable, certified by the respective Secretary of such company;

          (j) The Articles of Incorporation of Seller and Crown, each certified as of a recent date by the Secretary of State of Ohio and the Secretary of the Commonwealth of Pennsylvania, respectively;

          (k) A certificate of the Secretary of State of Ohio and the Secretary of the Commonwealth of Pennsylvania, each dated as of a recent date as to the good standing of Seller and Crown, respectively, in such State or Commonwealth;

          (l) Such other separate instruments of sale, assignment or transfer that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Property;

          (m) A certification pursuant to Treasury Regulation Section 1.1445-2(b)(2) that Seller is not a foreign person;

          (n) Certificates of title for the Vehicles, duly endorsed for transfer to the Buyer;

          (o)  The Title Policies; and

          (p)  The Estoppel Letter.

          Section 6.3.  Deliveries by Buyer.  On or prior to the Closing Date,
          -----------   -------------------
Buyer or BWAY shall deliver to or for the account of Seller the Purchase Price in accordance with Section 3.1, and shall deliver to Seller, all duly and properly executed, the following:

          (a) An Assumption Agreement pursuant to which Buyer shall assume the Assumed Liabilities but not the Retained Liabilities, in form reasonably acceptable to Buyer and Seller;

          (b) The Assignment and Assumption of Assumed Contracts and Personal Property Leases;

          (c) The Assignment and Assumption of United Coatings Contract;

          (d) The Assignment and Assumption of Real Property Leases;

          (e) A certificate of Buyer and BWAY in accordance with Section 7.2(c);

          (f)  The Additional Agreements;

          (g) An opinion of Kirkland & Ellis, counsel to Buyer and BWAY, addressed to Seller and Crown and dated the Closing Date, in form reasonably acceptable to Seller and Buyer;

          (h) Resolutions of the respective Boards of Directors of Buyer and BWAY authorizing the execution and delivery of this Agreement and the Additional Agreements by Buyer and BWAY and the performance of their respective obligations hereunder and thereunder, certified by the respective Secretaries of Buyer and BWAY;

          (i) The Articles of Incorporation of Buyer and BWAY, each certified as of a recent date by the Secretary of State of Delaware; and

          (j) A certificate of the Secretary of State of Delaware, each dated as of a recent date as to the good standing of Buyer and BWAY, respectively, in such State.


               ARTICLE VII.  CONDITIONS PRECEDENT TO OBLIGATIONS
               -----------   -----------------------------------

          Section 7.1.  Conditions to Obligations of Buyer and BWAY.  Each and
          -----------   -------------------------------------------
every obligation of Buyer and BWAY to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions (unless waived in writing by Buyer and BWAY):

          (a) Representations and Warranties.  Seller's and Crown's
              ------------------------------
representations and warranties set forth in Section 4.2 of this Agreement that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, and Seller's and Crown's representations and warranties set forth in Section 4.2 of this Agreement that are qualified as to materiality shall be true and correct in all respects, and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

          (b) Performance of Agreement.  All covenants, conditions and other
              ------------------------
obligations under this Agreement which are to be performed or complied with by Seller or Crown shall have been fully performed and complied with in all material respects on or prior to the Closing Date, including the delivery of the fully executed instruments and documents in accordance with Section 6.2;

          (c) Certificate.  Seller and Crown shall have delivered to Buyer a
              -----------
certificate executed by Seller and Crown, dated the Closing Date, to the effect that the conditions set forth in subsections (a) and (b) of this Section 7.1 have been satisfied;

          (d) Hart-Scott-Rodino Compliance.  All applicable waiting periods,
              ----------------------------
including extensions thereof, under the HSR Act shall have either expired or been terminated;

          (e) Title Policies.  The Title Company shall be ready, willing and
              --------------
able on the Closing Date to issue the Title Policies in the form required under
Section 5.9; and

          (f) Employees.  Seller shall have terminated all of its employees
              ---------
employed in the Business and made adequate arrangements to pay all amounts payable to such employees as a result of such termination.

          (g) No Injunction.  No suit, action or other proceeding, or injunction
              -------------
or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, or that would have an adverse effect on the Business, financial condition, operating results, assets, operations or business prospects of Buyer, and no investigation that would result in any such suit, action or proceeding shall be pending or threatened.

          (h) Material Adverse Change.  There shall have been no material
              -----------------------
adverse change or development in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of Seller or the Business since December 31, 1995.

          (i) Consents and Approvals.  Seller shall have received, at its sole
              ----------------------
cost and expense, without any condition or modification adverse to Buyer, (i) all consents required under any law, statute, rule, regulation, order or decree, except where the failure to obtain any such consent would not have a Material Adverse Effect on Buyer or the Business and (ii) the consent for the transfer of that portion of the United Coatings Contract described in SCHEDULE 1.1(l).  If the consents required in connection with the
             ---------------
transfer to Buyer of the Permits listed on SCHEDULE 7.1(i) have not been
                                           ---------------
received by Buyer on or prior to the Closing Date, Buyer and BWAY shall have determined in their reasonable discretion that Buyer will be able to receive such consents within a reasonable period of time following the Closing Date, without any condition or modification adverse to Buyer.

          (j)  Interviews.  Buyer shall have been given the opportunity to
               ----------
interview employees and conduct discussions with sales managers for the time periods specified in Section 5.2.

          (k) Flood Plain.  If Buyer has received from the surveyor preparing
              -----------
the Surveys a written certification that any of the Real Property is located in a flood plain and has delivered such certification to Seller within 30 days following the date of this Agreement, Buyer may elect by written notice to Seller prior to the end of such 30-day period not to proceed to Closing. This condition shall expire at the end of such 30-day period.

          Section 7.2.  Conditions to Obligations of Seller and Crown.  Each and
          -----------   ---------------------------------------------
every obligation of Seller and Crown to be performed at the Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Seller):

          (a) Representations and Warranties.  Buyer's and BWAY's
              ------------------------------
representations and warranties set forth in Section 4.1 of this Agreement that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, and Buyer's and BWAY's representations and warranties set forth in Section 4.1 of this Agreement that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date;

          (b) Performance of Agreement.  All covenants, conditions and other
              ------------------------
obligations under this Agreement which are to be performed or complied with by Buyer or BWAY shall have been fully performed and complied with in all material respects on or prior to the Closing Date, including the delivery of the funds and the fully executed instruments and documents in accordance with Section 6.3;

          (c) Certificate.  Buyer and BWAY shall have delivered to Seller at the
              -----------
Closing a certificate, dated the Closing Date, to the effect that the conditions set forth in subsections (a) and (b) of this Section 7.2 have been satisfied; and

          (d) Hart-Scott-Rodino Compliance.  All applicable waiting periods,
              ----------------------------
including extensions thereof, under the HSR Act shall have either expired or been terminated.

          (e) Labor Matters.  Seller and Crown shall have determined in their
              -------------
sole discretion that the Union will formally approve the entire arrangement described in Section 5.17.


                         ARTICLE VIII.  INDEMNIFICATION
                         ------------   ---------------

          Section 8.1.  Survival of Representations, Warranties and Agreements.
          -----------   ------------------------------------------------------
Subject to the limitations set forth in this Article VIII, the representations and warranties of each party hereto shall survive the execution, delivery and performance of this Agreement for a period of one year, other than the those set forth in Section 4.2(m),(p), (q), and the second sentence of Section 4.2(h), which shall survive without limit as to time, and those set forth in Section 4.2(g), which shall survive until the expiration of the applicable statute of limitations with respect thereto. All covenants and agreements in this Agreement of each party hereto shall survive until complied with by such party without limit as to time.

          Section 8.2.  Indemnification.
          -----------   ---------------

          (a) Subject to the limitations set forth in this Article VIII, Crown and/or Seller shall pay on behalf of, indemnify and hold harmless BWAY and Buyer, their respective affiliates and their respective shareholders, officers, directors, agents and employees (on an as incurred basis) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation excluding, however, recoveries in respect of lost profits or consequential damages (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, BWAY or any of their respective affiliates, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer or BWAY as the Indemnified Party (as defined below)):

               (i) Any inaccuracy in or breach of any of the representations or warranties made by Seller or Crown in this Agreement (in the case of any such representation or warranty, without taking into account any qualification as to the materiality contained in such representation or warranty for purposes of determining the inaccuracy or breach thereof and the amount of Damages);

              (ii) Any breach or non performance of any covenant, agreement or obligation to be performed by Seller or Crown under this Agreement;

             (iii) Any liability imposed upon Buyer or BWAY or any of its affiliates as a transferee of the Business or the Property, or otherwise relating to the conduct of the Business on or prior to the Closing Date, except to the extent such liability is an Assumed Liability; or

              (iv) Any liability or obligation imposed on Buyer or BWAY or any of its affiliates as a transferee of the Business or any portion of the Property with respect to the Retained Liabilities.

          (b) Subject to the limitations set forth in this Article VIII, Buyer and/or BWAY shall pay on behalf of, indemnify and hold harmless Seller, Crown and their respective affiliates (on an as incurred basis) from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller, Crown or any of their respective affiliates, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller or Crown as the Indemnified Party):

               (i) Any inaccuracy in or breach of any of the representations or warranties made by Buyer or BWAY in this Agreement (in the case of any such representation or warranty, without taking into account any qualification as to the materiality contained in such representation or warranty for purposes of determining the inaccuracy or breach thereof and the amount of Damages);

              (ii) Any breach of nonperformance of any covenant, agreement or obligation to be performed by Buyer or BWAY under this Agreement; or

             (iii) Any liability imposed upon Seller or Crown as a result of Buyer's conduct of the Business after the Closing Date; or

              (iv) Any liability or obligation of Buyer, BWAY or their respective affiliates with respect to the Assumed Liabilities.

          (c) For purposes of this Article VIII, all Damages shall be (i) computed net of any insurance proceeds actually received from a third party by the Indemnified Party (net of the net present value of any increased premiums paid by the Indemnified Party as a result of having made an insurance claim);
(ii) computed net of any tax benefit realized by the Indemnified

Party as a result thereof, and (iii) increased by the amount of any taxable income to be realized by the Indemnified Party as a result of the indemnity payment; provided, however, that in all cases, the timing of the availability, realization or receipt of any such insurance benefits, tax benefit or tax cost shall be taken into account in determining the amount of reduction of Damages.

          Section 8.3.  Limitations on Indemnification by Seller and Crown.
          -----------   --------------------------------------------------
Buyer's and BWAY's rights to indemnification hereunder are subject to the following limitations:

          (a) Neither Buyer nor BWAY shall be entitled to indemnification under
Section 8.2 (a)(i) with respect to any of Buyer's or BWAY's Indemnifiable Claims unless the aggregate amount of Buyer's and BWAY's Damages with respect to Buyer's and BWAY's Indemnifiable Claims under Section 8.2(a)(i) exceeds $500,000, in which event the indemnity provided for in Section 8.2(a)(i) hereof shall be effective with respect to the first dollar of such Damages and not just the amount that exceeds the limitation set forth above in this subsection (a), except that Buyer and BWAY collectively may only make five (5) Indemnifiable Claims (or groups of related Indemnifiable Claims arising from the same inaccuracy in or breach of a representation or warranty) with respect to the first $500,000 of Damages for which it seeks indemnification pursuant to Section 8.2(a)(i);

          (b) The obligation of indemnity provided in Section 8.2(a)(i) shall not be applicable with respect to any claim for indemnity made by Buyer or BWAY with respect to which written notice is delivered to Seller or Crown after the expiration of the applicable survival period set forth in Section 8.1.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the maximum liability of Seller and Crown for Buyer's and BWAY's Indemnifiable Claims under Section 8.2(a)(i) shall be $15,000,000.

          Section 8.4. Limitations on Indemnification by Buyer and BWAY.
          -----------  ------------------------------------------------
Seller's and Crown's rights to indemnification hereunder are subject to the following limitations:

          (a) Neither Seller nor Crown shall be entitled to indemnification under Section 8.2 (b)(i) with respect to any of Seller's or Crown's Indemnifiable Claims unless the aggregate amount of Seller's and Crown's Damages with respect to Seller's and Crown's Indemnifiable Claims under Section 8.2(b)(i) exceeds $500,000, in which event the indemnity provided for in Section 8.2(b)(i) hereof shall be effective with respect to the first dollar of such Damages and not just the amount that exceeds the limitation set forth above in this subsection (a), except that Seller and Crown collectively may only make five (5) Indemnifiable Claims (or groups of related Indemnifiable Claims arising from the same inaccuracy in or breach of a representation or warranty) with respect to the first $500,000 of Damages for which it seeks indemnification pursuant to Section 8.2(b)(i);

          (b) The obligation of indemnity provided in Section 8.2(b)(i) shall not be applicable with respect to any claim for indemnity made by Seller or Crown with respect to which written notice is delivered to Buyer or BWAY after the expiration of the applicable survival period set forth in Section 8.1.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the maximum liability of Buyer and BWAY for Seller's and Crown's Indemnifiable Claims under Section 8.2(b)(i) shall be $15,000,000.

          Section 8.5.  Exclusive Remedy of Buyer.  On and after the Closing
          -----------   -------------------------
Date, the remedies provided for in Section 8.2 shall be the exclusive remedy of Buyer and BWAY for any breach by Seller or Crown of this Agreement, other than any such breach for which criminal charges are brought against Buyer, BWAY or any of their respective affiliates, officers and directors. Notwithstanding anything to the contrary herein, fraud claims brought by Buyer, BWAY or their respective affiliates are not subject to, and shall not be limited by, the terms of this Agreement.

          Section 8.6.  Procedure for Indemnification with Respect to Third-
          -----------   ---------------------------------------------------
Party Claims.
- - ------------

          (a) If the party seeking indemnification (the "Indemnified Party") determines to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it will give notice to the party from whom indemnification is sought (the "Indemnifying Party") within 30 days of the Indemnified Party's becomes aware of any such Indemnifiable Claim and the basis therefore; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially harmed the Indemnifying party. If any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects at any time by written notice delivered to the Indemnified Party to assume the defense thereof if it acknowledges in writing that is fully responsible for all Damages relating to such Indemnifiable Claim, without reservation of rights, and pays all Damages incurred as of such date (including the attorneys' fees and expenses through such date), and provided that until the Indemnifying Party makes such acknowledgement, it shall be entitled to fully participate in the defense of such Indemnifiable Claim by the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion, other than any such information that any party determines in good faith to be confidential. The Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if, (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, including by having a detrimental impact on the Indemnified Party's reputation or future business prospects, (C) the claim seeks an injunction or equitable relief against the Indemnified Party or (D) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim.

          (b) In the event that the Indemnifying Party, within 20 days after receipt of notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

          (c) Notwithstanding anything in this Section to the contrary, the Indemnifying Party shall use reasonable efforts to include in any settlement or compromise of any Indemnifiable Claim or consent to entry of any judgment in respect thereof a release of the Indemnified Party from all liability in respect of such Indemnifiable Claim. If the Indemnifying Party can settle such Indemnifiable Claim with a complete release of the Indemnified Party and all affiliates of the Indemnified Party for monetary damages only (all of which are to be paid by the Indemnifying Party), but the Indemnified Party refuses such settlement, the Indemnifying Party shall not be liable for Damages in excess of the monetary damages of such proposed settlement.

          Section 8.7.  Procedure For Indemnification with Respect to Non-Third-
          -----------   -------------------------------------------------------
Party Claims.  In the event that the Indemnified Party asserts the existence of
- - ------------
an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted. If the Indemnifying Party, within 30 days after receiving notice from the Indemnified Party or such greater time (not to exceed 90 days) as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the Indemnifying Party shall pay the amount of the claim within five (5) business days thereafter. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within such period, the parties intend to use their best efforts to resolve their dispute with respect to such claim.


                            ARTICLE IX.  TERMINATION
                            ----------   -----------

          Section 9.1.  Termination by Either Party.  In addition to the right
          -----------   ---------------------------
of termination described in Section 7.1(f), this Agreement may be terminated and cancelled at any time prior to the Closing by BWAY and Buyer or Crown and Seller (the "Terminating Parties") upon written notice to the other party if: (i) any of the representations or warranties of the other parties, as the case may be, contained herein or in any Schedule attached hereto is or becomes inaccurate or untrue in any material respect and is not cured in all respects (including, but not limited to, by the payment of money) by such other party prior to the earlier of the Closing Date or 15 days following receipt of written notice from the Terminating Parties of any such inaccuracy; (ii) any obligation, term or condition to be performed, kept or observed by such other party, as the case may be, hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement and is not cured in all respects (including, but not limited to, by the payment of money) within five
(5) days of receipt of written notice from the Terminating Party of any such nonperformance or (iii) the Closing has not occurred on or prior to September 9, 1996; provided that neither BWAY and Buyer nor Crown and Seller will be entitled to terminate pursuant to this Section 9.1(iii) if such parties' willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

          Section 9.2.  Effect of Termination.  In the event of termination of
          -----------   ---------------------
this Agreement by either BWAY and Buyer or Crown and Seller as provided in
Section 9.1(i) or (ii) above, this Agreement will forthwith become void and there will be no liability on the part of either Buyer or Seller, except for any material breaches of this Agreement prior to the time of such termination for which the party who is not in breach hereof shall be entitled to recover damages (including legal and accounting fees and expenses incurred in connection with the transactions contemplated hereby) and to pursue any other remedies available at law or in equity.

                      ARTICLE X.  MISCELLANEOUS PROVISIONS
                      ---------   ------------------------

          Section 10.1.  Definitions.  The following terms, when capitalized
          ------------   -----------
(except with respect to "knowledge"), shall have the meanings assigned to them herein:

          The term "Accounts Payable" is defined in Section 2.1(b).
                    ----------------

          The term "Accounts Receivable" is defined in Section 1.1(i).
                    -------------------

          The term "Acquisition Proposal" is defined in Section 5.3(f).
                    --------------------

          The term "Additional Agreements" is defined in Section 5.7.
                    ---------------------

          The term "Arbitrator" is defined in Section 3.2(b).
                    ----------

          The term "Assignment and Assumption of Real Property Leases" is
                    -------------------------------------------------
defined in Section 6.2(d).

          The term "Assignment and Assumption of Contracts and Personal Property
                    ------------------------------------------------------------
Leases" is defined in Section 6.2(c).
- - ------

          The term "Assumed Contracts" shall include the Contracts, that portion
                    -----------------
of the the United Coatings Contract described on SCHEDULE 1.1(l) and the
                                                 ---------------
Designated Contracts, but excludes Discovered Contracts that are not Designated Contracts.

          The term "Assumed Liabilities" is defined in Section 2.1.
                    -------------------

          The term "Audited Financial Statements" is defined in Section 5.12.
                    ----------------------------

          The term "Business" is defined in the Preliminary Statement.
                    --------

          The term "Buyer" means Brockway Standard, Inc., a Delaware
                    -----
corporation.

          The terms "Buyer's knowledge", "knowledge of Buyer", "BWAY's
                     -----------------    ------------------    ------
knowledge", "knowledge of BWAY", and any similar terms means the knowledge
- - ---------    -----------------
(after reasonable inquiry of the appropriate employees and counsel of Seller and Crown) of any employee of Buyer or BWAY giving substantive attention to the transactions contemplated by this Agreement, which shall be deemed to include any such employee with whom Seller, Crown or any of their respective representatives has corresponded in connection with such transactions.

          The term "BWAY" means BWAY Corporation, a Delaware corporation.
                    ----

          The term "CERCLA" is defined in Section 4.2(k)(v).
                    ------

          The term "Closing Date" is defined in Section 6.1.
                    ------------

          The term "Closing Date Working Capital" is defined in Section 3.2(a).
                    ----------------------------

          The term "Closing Date Statement" is defined in Section 3.2(a).
                    ----------------------

          The term "Closing" is defined in Section 6.1.
                    -------

          The term "COBRA Period" is defined in Section 5.16.
                    ------------

          The term "Collective Bargaining Agreement" shall mean the collective
                    -------------------------------
bargaining agreement with the Union described on SCHEDULE 4.2(o).
                                                 ---------------

          The term "Contracts" is defined in Section 1.1(h).
                    ---------

          The term "Covington Facility" is defined in the Preliminary Statement.
                    ------------------

          The term "Crown" means Crown Cork & Seal Company, Inc., a Pennsylvania
                    -----
corporation.

          The term "Damages" is defined in Section 8.2(a).
                    -------

          The term "December 31 Working Capital" is defined in Section 3.2(b).
                    ---------------------------

          The term "Designated Contracts" is defined in Section 1.1.
                    --------------------

          The term "Discovered Contracts" is defined in Section 1.1.
                    --------------------

          The term "DOJ" is defined in Section 5.8.
                    ---

          The term "Employee Benefit Plans" is defined in Section 4.2(n).
                    ----------------------

          The term "Environmental and Safety Requirements" shall mean all
                    -------------------------------------
federal, state, and local statutes, regulations, ordinances and similar provisions having the force or effect of law; all judicial and administrative orders and determinations; all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, hazardous substances, hazardous wastes, chemicals, substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products, petroleum byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          The term "ERISA" is defined in Section 4.2(n).
                    -----

          The term "Estoppel Letter" is defined in Section 5.9(c).
                    ---------------

          The term "Excluded Assets" is defined in Section 1.2.
                    ---------------

          The term "FTC" is defined in Section 5.8.
                    ---

          The term "Hourly Pension Plan" is defined in Section 5.17.
                    -------------------

          The term "Improvements" is defined in Section 4.2(r)(vii).
                    ------------

          The terms "Indemnifiable Claim" or "Indemnifiable Claims" are defined
                     -------------------
in Section 8.2(a).

          The term "Indemnified Party" is defined in Section 8.6(a).
                    -----------------

          The term "Indemnifying Party" is defined in Section 8.6(a).
                    ------------------

          The term "Intellectual Property" is defined in Section 4.2(h).
                    ---------------------

          The term "Inventory" is defined in Section 1.1(d).
                    ---------

          The term "Material Adverse Effect" means any effect that is or could
                    -----------------------
reasonably be expected to be materially adverse to the value of the Property (taken as a whole) to Buyer or BWAY or the financial position or results of operations of Seller, Buyer, BWAY or the Business.

          The term "Material Real Property Lease" is defined in Section 5.6.
                    ----------------------------

          The term "Non-Disturbance Agreements" is defined in Section 5.9(c).
                    --------------------------

          The term "Notice of Disagreement" is defined in Section 3.2(a).
                    ----------------------

          The term "Permits" is defined in Section 1.1(e).
                    -------

          The term "Permitted Liens" is defined in Section 4.2(p).
                    ---------------

          The term "Permitted Encumbrances" is defined in Section 5.9(a).
                    ----------------------

          The term "Personal Property" is defined in Section 1.1(c).
                    -----------------

          The term "Personal Property Leases" is defined in Section 1.1(g).
                    ------------------------

          The term "PPG Contract" means the agreement between Davies Can Company
                    ------------
and PPG Industries, Inc., dated February 24, 1995, as amended as of January 29, 1996.

          The term "Property" is defined in Section 1.1.
                    --------

          The term "Purchase Price" is defined in Section 3.1(b).
                    --------------

          The term "Real Property Laws" is defined in Section 4.2(r)(viii).
                    ------------------

          The term "Real Property Leases" is defined in Section 1.1(b).
                    --------------------

          The term "Retained Liabilities" is defined in Section 2.2.
                    --------------------

          The term "Seller" means Van Dorn Company, an Ohio corporation.
                    ------

          The term "Seller's Accounting Practices" is defined in Section 3.2.
                    -----------------------------

          The terms "Seller's knowledge", "knowledge of Seller", "Crown's
                     ------------------    -------------------    -------
knowledge", "knowledge of Crown" and any similar terms means the knowledge of
- - ---------    ------------------
any of the following persons (after reasonable inquiry of the appropriate employees and counsel of Seller or Crown): (i) the plant manager at each of the Solon Facility, the York Facility, the Covington Facility, and (ii) the Crown sales manager for Davies, and (iii) any employee of Crown giving substantive attention to the transactions contemplated by this Agreement, which shall be deemed to include (without limitation) any such employee with whom Buyer or any of its representatives has communicated in connection with such transactions.

          The term "Solon Facility" is defined in Section 1.1(a).
                    --------------

          The term "Surveys" is defined in Section 5.9(b).
                    -------

          The term "SWDA" is defined in Section 4.2(k)(v).
                    ----

          The term "Tax" or "Taxes" shall mean any federal, state, local or
                    ---      -----
foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          The term "Terminating Party" is defined in Section 9.1.
                    -----------------

          The term "Title Company" is defined in Section 5.9(a).
                    -------------

          The term "Title Policies" is defined in Section 5.9(a).
                    --------------

          The term "Transferred Employee" means any employee of the Business who
                    --------------------
is offered and accepts employment by Buyer after the Closing Date.

          The term "Unaudited Financial Statements" is defined in Section
                    ------------------------------
4.2(e).

          The term "Union" means the International Association of Machinists and
                    -----
Aerospace Workers, Local 233, District No. 54.

          The term "United Coatings Contract" means the agreement between Crown
                    ------------------------
and United Coatings, Inc., dated January 19, 1996.

          The term "Vehicles" is defined in Section 1.1(j).
                    --------

          The term "Walk Through Date" is defined in Section 1.1.
                    -----------------

          The term "WARN" is defined in Section 4.2(o).
                    ----

          The term "Working Capital" is defined in Section 3.2(d).
                    ---------------

          The term "York Facility" is defined in Section 1.1.
                    -------------

          Section 10.2.  Cooperation.  Buyer and Seller shall cooperate with
          ------------   -----------
each other and shall cause their officers, employees, agents and representatives to cooperate with each other after Closing to ensure the orderly transition of the Property and Assumed Liabilities to Buyer and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby.

          Section 10.3.  Certain Taxes.  Each of Buyer and Seller shall pay when
          ------------   -------------
due fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and Buyer and BWAY will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees. If required by law, Seller and Crown will (and will cause their affiliates to) join in the execution of any such tax returns or other documents.

          Section 10.4.  Cooperation on Tax Matters.  Buyer and Seller shall
          ------------   --------------------------
cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes and shall provide access to and copies of documents and records (other than Seller's Tax returns) reasonably requested by the other party in connection with preparing any Tax return. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (A) to retain all books and records with respect to tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

          Section 10.5.  Notice.  All notices and other communications required
          ------------   ------
or permitted under this Agreement shall be deemed to have been duly given and made if in writing and, (i) if served by personal delivery, when delivered, (ii) if sent by a nationally recognized overnight delivery service, on the next business day, (iii) if sent by facsimile, as of the next business day; provided, that a copy thereof is also sent by another permitted means promptly thereafter, or (iv) if sent by United States certified or registered mail, postage prepaid, return receipt requested, three (3) business days after being sent, in each case bearing the address or facsimile number shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

     If to Seller or Crown:   Van Dorn Company
                              c/o Crown Cork & Seal Company, Inc.
                              9300 Ashton Road
                              Philadelphia, Pennsylvania 19136
                              Attn:   Craig R. L. Calle, Senior
                                      Vice President-Finance and
                                      Treasurer
                              Facsimile No. (215) 676-6011

     with a copy to:          Baker & Hostetler
                              3200 National City Center
                              1900 East 9th Street
                              Cleveland, Ohio 44114-3485
                              Attn:  Robert G. Markey, Esq.
                              Facsimile No. (216) 696-0740

     If to Buyer or BWAY:     Brockway Standard, Inc.
                              8607 Roberts Drive, Suite 250
                              Atlanta, Georgia 30350
                              Attn:  David P. Hayford
                              Facsimile No. (770) 587-0186

     with a copy to:          Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Attn:  William S. Kirsch, P.C.
                              Facsimile No. (312) 861-2200

          Section 10.6.  Entire Agreement.  This Agreement, the Additional
          ------------   ----------------
Agreements, the Exhibits and Schedules hereto and thereto and the documents referred to herein and therein embody the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to such subject matter.

          Section 10.7.  Binding Effect; Assignment.  This Agreement and the
          ------------   --------------------------
various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and permitted assigns, and Buyer, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided, however, that BWAY or Buyer may assign any or all of their rights hereunder to a wholly-owned subsidiary of it without Seller's or Crown's prior written consent, provided further than no such assignment shall relieve Buyer or BWAY of any of their respective obligations or liabilities hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

          Section 10.8.  Captions.  The Article and Section headings of this
          ------------   --------
Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

          Section 10.9.  Expenses of Transaction.  Except as otherwise provided,
          ------------   -----------------------
each party shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay the Accounting Fees, all fees and costs associated with Surveys and environmental reports and all amounts payable to Bear Stearns & Co. Inc., and Seller shall pay all fees and costs incurred in connection with the Title Policies, except as provided in Section 5.9.

          Section 10.10.  Waiver; Consent.  This Agreement and the Schedules and
          -------------   ---------------
Exhibits hereto may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

          Section 10.11.  No Third-Party Beneficiaries.  Subject to Section 10.4
          -------------   ----------------------------
hereof, nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          Section 10.12.  Counterparts.  This Agreement may be executed
          -------------   ------------
simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          Section 10.13.  Gender.  Whenever the context requires, words used in
          -------------   ------
the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

          Section 10.14.  Severability.  With respect to any provision of this
          -------------   ------------
Agreement finally determined by a court of competent jurisdiction to be unenforceable, Seller and Buyer hereby agree that such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          Section 10.15.  Governing Law.  This Agreement shall in all respects
          -------------   -------------
be construed in accordance with and governed by the laws of the State of Delaware. The parties agree that any action arising out of this Agreement shall be venued in the federal, state or local courts located in, or otherwise, having jurisdiction over Delaware, and the parties hereby consent to personal jurisdiction in such courts and waive any objection based on the defense of an inconvenienced forum and any objection to jurisdiction or venue of any action instituted hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                              BUYER:

                              BROCKWAY STANDARD, INC., a Delaware corporation


                              By:________________________________
                                 Warren J. Hayford, Chairman


                              BWAY:

                              BWAY CORPORATION, a Delaware corporation


                              By:________________________________
                                 Warren J. Hayford, Chairman


                              SELLER:

                              VAN DORN COMPANY, an Ohio corporation


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                              CROWN:

                              CROWN CORK & SEAL COMPANY, INC., a
                              Pennsylvania corporation

                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________

     The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedules to the Asset Purchase Agreement to the Commission upon request (subject to any confidentiality request the Registrant may make at such time).

                                      55